      As filed with the Securities and Exchange Commission on June 7, 2004
                    Investment Company Act File No. 811-21552

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

       [X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               [X] AMENDMENT NO. 1

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                     J.P. Morgan Multi-Strategy Fund, L.L.C.

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               (Exact name of Registrant as specified in Charter)

                           522 Fifth Avenue, Floor 10
                            New York, New York 10036
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                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (212) 837-1432

                               Rose M. Burke, Esq.
               c/o J.P. Morgan Alternative Asset Management, Inc.
                           522 Fifth Avenue, Floor 10
                            New York, New York 10036
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                     (Name and address of agent for service)

                                    COPY TO:

                             Karen H. McMillan, Esq.
                             Shearman & Sterling LLP
                      801 Pennsylvania Avenue NW, Suite 900
                             Washington, D.C. 20004
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This Amendment No. 1 to the Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the 1933 Act and an "Eligible Investor" as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, limited liability company interests in Registrant.

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PART A -- INFORMATION REQUIRED IN A PROSPECTUS
PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

                                                        Name:___________________

                                                        Number:_________________

                        --------------------------------

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.

                        --------------------------------

                          PRIVATE PLACEMENT MEMORANDUM

                                  June 7, 2004

                        --------------------------------

                           Ehrlich Associates, L.L.C.
                                 Managing Member

                        --------------------------------

                 J.P. Morgan Alternative Asset Management, Inc.
                               Investment Manager

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                           522 Fifth Avenue, Floor 10
                            New York, New York 10036
                                 (212) 837-1432

In making an investment decision, an investor must rely upon its own examination of J.P. Morgan Multi-Strategy Fund, L.L.C. (the "Fund") and the terms of the offering, including the merits and risks involved, of the limited liability company interests (the "Interests") described in this private placement memorandum ("Private Placement Memorandum"). The Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission (the "SEC") or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Interests. Further, the Interests are not deposits or obligations of, or guaranteed or endorsed in any way by, JPMorgan Chase Bank or any other bank, and are not insured by the U.S. Federal Deposit Insurance Corporation, the U.S. Federal Reserve Board, or any other governmental agency. Any representation to the contrary is a criminal offense.

                                TO ALL INVESTORS

The Interests have not been and will not be registered under the Securities Act of 1933 (the "1933 Act") or the securities laws of any state. The offering contemplated by this Private Placement Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Private Placement Memorandum will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum. This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. This Private Placement Memorandum is qualified in its entirety by reference to the Fund's Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"). The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund's LLC Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from those provisions.

                                TABLE OF CONTENTS

SUMMARY OF TERMS .......................................................    1
SUMMARY OF FEES, ALLOCATIONS AND EXPENSES ..............................   11
THE FUND ...............................................................   13
USE OF PROCEEDS ........................................................   13
STRUCTURE ..............................................................   13
INVESTMENT OBJECTIVE AND STRATEGY ......................................   13
TYPES OF INVESTMENTS AND RELATED RISKS .................................   16
OTHER RISKS ............................................................   27
LIMITS OF RISK DISCLOSURES .............................................   29
PERFORMANCE ............................................................   29
INVESTMENT POLICIES AND RESTRICTIONS ...................................   30
THE MANAGING MEMBER ....................................................   31
MANAGEMENT OF THE FUND .................................................   31
THE INVESTMENT MANAGER .................................................   35
INVESTMENT MANAGEMENT AGREEMENT ........................................   37
ADMINISTRATOR AND ESCROW AGENT .........................................   37
CUSTODIAN ..............................................................   38
FUND EXPENSES ..........................................................   38
MANAGEMENT FEE AND MANAGER ADMINISTRATIVE SERVICES FEE .................   40
CAPITAL ACCOUNTS AND ALLOCATIONS .......................................   40
NET ASSET VALUATION ....................................................   43
CONFLICTS OF INTEREST ..................................................   45
CONFLICTS OF INTEREST RELATING TO PORTFOLIO MANAGERS ...................   47
BROKERAGE ..............................................................   48
SUBSCRIPTIONS FOR INTERESTS ............................................   49
REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS ....................   50
VOTING .................................................................   54
PROXY VOTING POLICIES AND PROCEDURES ...................................   54
TAX ASPECTS ............................................................   55
ERISA CONSIDERATIONS ...................................................   67
ADDITIONAL INFORMATION REGARDING THE LLC AGREEMENT .....................   68
REPORTS TO MEMBERS .....................................................   68
TERM, DISSOLUTION AND LIQUIDATION ......................................   68
FISCAL YEAR; TAXABLE YEAR ..............................................   69
ACCOUNTANTS AND LEGAL COUNSEL ..........................................   69
INQUIRIES ..............................................................   69
APPENDIX A - EXAMPLES OF THE INCENTIVE ALLOCATION CALCULATION ..........   A-1
APPENDIX B - PERFORMANCE INFORMATION OF THE INVESTMENT MANAGER .........   B-1

                                SUMMARY OF TERMS

THE FUND J.P. Morgan Multi-Strategy Fund, L.L.C. is a limited liability company recently formed under the laws of the State of Delaware and registered under the Investment Company Act of 1940 (the "1940 Act") as a closed-end, non-diversified management investment company. The Fund will privately offer and sell the Interests in large minimum denominations to high net worth individual and institutional investors (each such investor, a "Member") and will restrict transferability of the Interests (or portions of the Interests). References in this Private Placement Memorandum to an "Interest" or the "Interests" (including references to the repurchase of an Interest or Interests) include all or any portion of a Member's Interest, as the context requires.

INVESTMENT OBJECTIVE    The Fund's investment objective is to generate
AND STRATEGY            consistent capital appreciation over the long term, with
                        relatively low volatility and a low correlation with traditional equity and fixed-income markets. The Fund will seek to accomplish this objective by allocating its assets primarily among professionally selected investment funds ("Investment Funds") that are managed by experienced third-party investment advisers
                        ("Portfolio Managers") who invest in a variety of markets and employ, as a group, a range of investment techniques and strategies. There can be no assurance that the Fund will achieve its investment objective.

                        J.P. Morgan Alternative Asset Management, Inc. (the "Investment Manager"), a corporation formed under the laws of the State of Delaware and an affiliate of J.P. Morgan Chase & Co. ("JPMorgan Chase"), is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors (as defined below). The Investment Manager will allocate Fund assets among the Investment Funds that, in its view, represent attractive investment opportunities.

                        While the Fund's investment objective is to generate consistent capital appreciation over the long term, the Fund is equally concerned with preservation of capital. For this reason, the Investment Manager will seek to allocate the Fund's holdings among a number of Portfolio Managers and investment strategies. Strategies employed by the Fund may include long/short equities, relative value, opportunistic/macro, distressed securities, merger arbitrage/event driven and short selling. The Investment Manager, however, will not follow a rigid investment policy that would restrict the Fund, through one or more Investment Funds, from participating in any market, strategy or investment. In fact, the Fund's assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve the Fund's investment objective. The Investment Manager generally will seek (1) to include at least two Portfolio Managers utilizing a particular investment strategy and (2) not to invest more than approximately 10% of the Fund's total assets with any single Portfolio Manager (although it may deviate from either or both of such guidelines from time to time). See "Investment

                        Objective and Strategy."

                        For purposes of the investment limitations under the 1940 Act and any of the Fund's investment restrictions that are applicable, the Fund will "look through" to the underlying investments of any Investment Funds it creates specifically to facilitate management of the Fund's assets by any Portfolio Managers selected by the Investment Manager to directly manage Fund assets (such Portfolio Managers referred to as "Subadvisers" and such Investment Funds referred to as "Separately Managed Accounts"). The majority of Investment Funds in which the Fund invests, however, are not anticipated to be Separately Managed Accounts and are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act. The Fund may invest temporarily in fixed income securities and money market instruments or may hold cash or cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

RISK FACTORS            The Fund's investment program entails substantial risks.
                        No assurance can be given that the Fund's investment objective will be achieved. The Fund's performance depends upon the performance of the Investment Funds, and the Investment Manager's ability to select
                        Investment Funds and allocate and reallocate the Fund's assets among them in an effective manner. The value of the Fund's total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Fund invests. See "Types of Investments and Related Risks" for a discussion of the investments generally made by Investment Funds and the principal risks that the Investment Manager and Managing Member (as defined below) believe are associated with those investments.

                        The Investment Funds generally will not be registered as investment companies under the 1940 Act and the Fund, to the extent it is an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. See "Types of Investments and Related Risks - Risks of Fund of Hedge Funds Structure."

                        Investing in the Fund will involve risks other than those associated with investments made by Investment Funds, or related to the fund of hedge funds structure. See "Other Risks."

LEVERAGE Some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as "leverage," is speculative and involves certain risks. The Investment Manager does not currently anticipate that the Fund will engage directly in transactions involving leverage to a significant extent. The Fund may, however, borrow money for cash management purposes, to fund the repurchase of Interests or for other temporary purposes. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund. See "Types of Investments and

                        Related Risks - Investment-Related Risks."

THE MANAGING MEMBER     Ehrlich Associates, L.L.C., a limited liability company
                        formed under the laws of the State of Delaware (the
                        "Managing Member"), serves as the managing member of the Fund. The Managing Member is not affiliated with the Investment Manager. Dr. Harold B. Ehrlich, CFA, is the
                        Chairman and sole member of the Managing Member. The
                        Managing Member will retain all rights, duties and powers to manage the affairs of the Fund that may not be delegated under Delaware law, and that are not otherwise delegated by the Managing Member to the Board of Directors of the Fund or assumed by the Investment
                        Manager pursuant to the terms of the Investment
                        Management Agreement (as defined below). The Managing
                        Member is registered as a commodity pool operator
                        ("CPO") with the Commodity Futures Trading Commission
                        ("CFTC") and is a member of the National Futures
                        Association ("NFA"), but will claim the exclusion from the definition of CPO provided by CFTC Rule 4.5 with respect to its operation of the Fund. The Managing
                        Member will not be subject to registration or regulation as a CPO with respect to its operation of the Fund.

BOARD OF DIRECTORS      The Fund has a Board of Directors (each, a "Director"
                        and, collectively, the "Board of Directors") that has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operations. See "Management of the Fund - Board of
                        Directors" and "Voting."

THE INVESTMENT MANAGER  J.P. Morgan Alternative Asset Management, Inc., a
                        corporation formed under the laws of the State of Delaware, is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The Investment Manager is also registered as a commodity trading advisor ("CTA") and a CPO with the CFTC, and is a member of the NFA, but will not act as a CPO with respect to the Fund, and has claimed an exemption from registration as a CTA provided by CFTC Rule 4.14(a)(8) with respect to its investment management services rendered to certain types of clients, including the Fund. The Investment Manager will not be subject to registration or regulation as a CPO with respect to the Fund, and will render commodity trading advice to the Fund as though the Investment Manager were not registered as a CTA.

                        The Investment Manager is an affiliate of JPMorgan Chase, a premier global financial services firm with leading market positions in investment banking, research and capital markets, asset management and credit services. JPMorgan Chase has one of the largest global asset management organizations of any full-service securities firm, with total assets under management at December 31, 2003 of over $550 billion for a large and diversified group of corporations, governments, financial institutions and individuals. See "The Investment Manager."

                        The Fund has entered into an investment management agreement (the "Investment Management Agreement") with the Investment Manager, effective as of the initial closing date for subscriptions for Interests (the "Initial Closing Date"), which Agreement will continue in effect for an initial two-year term. Thereafter, the Investment

                        Management Agreement will continue in effect from year to year if the continuance is approved at least annually by a majority vote of the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund's Directors who are not "interested persons" as defined under Section 2(a)(19) of the 1940 Act (the "Independent Directors"). The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Fund or the Investment Manager on 60 days' written notice. See "Investment Management Agreement."

THE SPECIAL MEMBER      CMRCC, Inc., a corporation formed under the laws of the
                        State of Delaware and an affiliate of the Investment
                        Manager, will be the special member of the Fund (the
                        "Special Member"). The Special Member will be entitled to all performance-based incentive allocations, if any are payable by the Fund. See "Capital Accounts and Allocations - Allocations of Gains and Losses; Incentive
                        Allocation."

ADMINISTRATOR AND       The Fund has retained PFPC Inc. to provide certain
ESCROW AGENT            administrative services to the Fund (in such capacity,
                        the "Administrator") and to serve as escrow agent (in such capacity, the "Escrow Agent") with respect to subscription monies received from prospective investors.
                        Fees payable to the Administrator for administrative services, and reimbursement for the Administrator's and the Escrow Agent's out-of-pocket expenses, will be paid by the Fund. See "Fund Expenses" and "Administrator and
                        Escrow Agent."

CUSTODIAN               The Fund has retained PFPC Trust Company to provide
                        certain custodial services to the Fund (in such capacity, the "Custodian"). Fees payable to the Custodian for these services, and reimbursement for the Custodian's out-of-pocket expenses, will be paid by the Fund. See "Fund Expenses" and "Custodian."

FUND EXPENSES           The Investment Manager will bear all of its own costs
                        incurred in providing investment advisory services to the Fund, including travel and other expenses related to its selection and monitoring of Portfolio Managers. The
                        Investment Manager may also provide, or arrange at its expense, for certain management and administrative services to be provided to the Fund and the Managing
                        Member. The Fund will bear all other expenses related to its investment program (collectively, "investment related expenses"). See "Fund Expenses."

                        The Fund and the Investment Manager have entered into an Expense Limitation and Reimbursement Agreement (the "Expense Limitation Agreement"), dated May 26, 2004, under which the Investment Manager will agree to waive its fees and, if necessary, reimburse expenses in respect of the Fund for each fiscal year that the Agreement is in place so that the total operating expenses of the Fund (excluding interest, brokerage commissions, other transaction-related expenses and any extraordinary expenses of the Fund as well as any Incentive Allocation (as defined below)) do not exceed 2.30% (comprising the 1.5% Management Fee (as defined below), the 0.15% Manager Administrative Services Fee (as defined below) and not more than a further 0.65% for other operating expenses) on an annualized basis of the Fund's net assets as of the end of each month.

                        Subject to the provisions of the Expense Limitation Agreement (1) the Fund's organizational expenses will be borne and recognized as expenses by the Fund on the Initial Closing Date, and (2) costs incurred and to be incurred in connection with the initial offering of Interests under this Registration Statement will be deferred and amortized by the Fund over the period of benefit not to exceed 12 months from the Initial Closing Date.

                        Under the Expense Limitation Agreement, any waivers or reimbursements made by the Investment Manager will be subject to repayment by the Fund within three years of the end of the fiscal year in which the waiver or reimbursement is made, provided that repayment does not result in the Fund's aggregate operating expenses exceeding the foregoing expense limitations.

MANAGEMENT FEE AND      In consideration of the advisory and administrative
MANAGER ADMINISTRATIVE  services  provided by the Investment Manager to the
SERVICES FEE            Fund, the Fund will pay the Investment Manager a monthly
                        fee of 0.125% (1.50% on an annualized basis) (the
                        "Management Fee") plus an additional administrative services fee of 0.0125% per month (0.15% on an annualized basis) (the "Manager Administrative Services
                        Fee") of the month-end capital account balance of each Member, before giving effect to repurchases, Repurchase
                        Fees (if any, as defined below) or the Incentive
                        Allocation (as defined below), and after giving effect to other expenses. The Management Fee and the Manager
                        Administrative Services Fee will be expenses paid out of the Fund's assets. The Management Fee and the Manager
                        Administrative Services Fee will be paid monthly in arrears within 20 days after the end of each month.
                        Subject to the 1940 Act, the Investment Manager, in its discretion, may remit to any Member all or a portion of its past profits earned with respect to the Capital
                        Account of that Member. See "Management Fee and Manager
                        Administrative Services Fee."

                        A portion of the Management Fee, the Manager
                        Administrative Services Fee and/or the Incentive Allocation may be paid to entities that assist in the placement of Interests and may be affiliated with the Investment Manager and the Managing Member. Any such payments will be in addition to the direct placement fees paid by investors. See "Subscriptions for Interests
                        - Placement Fees."

ALLOCATION OF GAINS     At the end of each Allocation Period of the Fund, any
AND LOSSES; SPECIAL     net capital appreciation or net capital depreciation of
MEMBER'S INCENTIVE      the Fund (both realized and unrealized), as the case
ALLOCATION              may be, is allocated to the capital accounts of all of
                        the Members (including the Special Member and the Managing Member) in proportion to their respective opening capital account balances for such Allocation
                        Period. The initial "Allocation Period" will begin on the Initial Closing Date, with each subsequent
                        Allocation Period beginning immediately after the close of the preceding Allocation Period. Each Allocation
                        Period closes on the first to occur of (1) the last day of each month, (2) the date immediately prior to the effective date of (a) the admission of a new Member or
                        (b) an increase in a Member's capital contribution, (3) the effective date of any repurchase of Interests, or
                        (4) the date when the Fund dissolves.

                        At the end of each calendar year, a Member's return on its investment for the year will be determined and a portion of the net capital appreciation allocated to each Member's capital account during the year, net of such Member's pro rata share of the Management Fee and the Manager Administrative Services Fee, will be reallocated to the capital account of the Special Member in the following manner: (1) net capital appreciation up to a 6% return will remain allocated to such Member (the "Preferred Return"); (2) net capital appreciation in excess of the Preferred Return will be reallocated to the Special Member until it has been allocated the next 0.30% of return (the "Catch-Up"); and (3) thereafter, 95% of any net capital appreciation in excess of the Preferred Return plus the Catch-Up will remain allocated to such Member, and the remaining 5% of such net capital appreciation will be reallocated to the Special Member. The amounts reallocated to the Special Member under (2) and (3) above will be referred to as the "Incentive Allocation." No Incentive Allocation will be made, however, with respect to a Member's capital account until any cumulative net capital depreciation previously allocated to such Member's capital account plus any Management Fees and Manager Administrative Services Fees charged to such capital account (the "Loss Carryforward") have been recovered. Any Loss Carryforward of a Member will be reduced proportionately to reflect the repurchase of any portion of that Member's Interest.

                        The performance of each capital contribution made by a Member during a calendar year will be separately tracked, and the Incentive Allocation, Preferred Return and any Loss Carryforward for such Member will be determined separately with respect to each such capital contribution as if it were a separate capital account. As a result, an Incentive Allocation may be made with respect to a Member's capital account even though such Member's aggregate return for the year is not positive or does not exceed the Preferred Return.

                        An Incentive Allocation will also be determined in respect of a Member and allocated to the Special Member at the time of any repurchase of an Interest from such Member and upon liquidation of the Fund. If a portion of a Member's Interest is repurchased other than at the end of a calendar year, the Incentive Allocation related to such partial Interest will be determined and allocated to the Special Member assuming such partial Interest was repurchased on a "first in - first out" basis. Any Incentive Allocation to be determined and allocated in respect of a period of less than 12 months will be pro-rated.

                        Subject to the 1940 Act, in certain limited circumstances, the Special Member may, in its sole discretion, elect to remit to a Member having a significant capital account balance a portion of the Incentive Allocation made with respect to such Member's capital account. The Special Member may assign its right to receive all or any part of the Incentive Allocation to one or more entities which are owned by JPMorgan Chase or its affiliates and/or certain employees of JPMorgan Chase, and any such entity may, with the consent of the Managing Member, be admitted to the Fund as an additional or substitute Special Member. See "Capital Accounts and Allocations - Allocation of Gains and Losses; Incentive Allocation."

DISTRIBUTION POLICY     The Fund does not currently intend to make periodic
                        distributions of its net income or gains, if any, to Members. See "Other Risks."

CONFLICTS OF INTEREST   The investment activities of the Investment Manager, the
                        Portfolio Managers and their affiliates, for their own accounts and other accounts they manage, and the management activities of the Managing Member, may give rise to conflicts of interest that may disadvantage the Fund. The Investment Manager provides investment management services to other funds and discretionary managed accounts that follow an investment program substantially similar to that of the Fund. JPMorgan
                        Chase, as a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, may engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Fund or the Members. JPMorgan Chase's trading activities are carried out without reference to positions held directly or indirectly by the Fund and may result in JPMorgan Chase having an interest in the issuer adverse to that of the Fund. JPMorgan Chase is not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, JPMorgan Chase may compete with the Fund for appropriate investment opportunities. See "Conflicts of Interest."

SUBSCRIPTIONS FOR       Each Member must subscribe for a minimum initial
INTERESTS               investment in the Fund of $50,000. Additional
                        investments in the Fund must be made in a minimum amount of $25,000. The Managing Member, in its discretion and on behalf of the Fund, may accept lesser amounts from certain investors.

                        The Managing Member may, in its discretion, cause the Fund to repurchase the entire Interest of a Member if the Member's capital account balance in the Fund, as a result of repurchase or transfer requests by the Member, is less than $50,000.

                        The Managing Member, on behalf of the Fund, may accept subscriptions for Interests (or subscriptions of additional capital to existing Interests) effective as of the first day of each quarter, except that the Fund may offer Interests more frequently as determined by the Managing Member. References in this Private Placement Memorandum to the sale and/or purchase of an Interest or to a subscription for an Interest include the subscription of additional capital to an existing Interest. The Managing Member, on behalf of the Fund, reserves the right to reject any subscription for an Interest and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

                        Entities may be retained by the Fund or the Managing Member to assist in the placement of Interests. These entities ("Placement Agents"), which may include the Investment Manager and its affiliates, will generally be entitled to receive a placement fee of up to 3.0% of the invested amount from each investor purchasing an

                        Interest through a Placement Agent. The placement fee will be added to a prospective investor's subscription amount; it will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund. The placement fee may be adjusted or waived in the sole discretion of the Placement Agent. See "Subscriptions for Interests - Placement Fees."

ELIGIBILITY             Each prospective investor will be required to certify
                        that the Interest subscribed for is being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and a "qualified client" within the meaning of Rule
                        205-3 under the Advisers Act. Investors who are "accredited investors" as defined in Regulation D and "qualified clients" within the meaning of Rule 205-3 are referred to in this Private Placement Memorandum as "Eligible Investors." Existing Members subscribing additional capital to their Interest will be required to qualify as "Eligible Investors" at the time of the additional subscription. The qualifications required to invest in the Fund will appear in a subscription agreement that must be completed by each prospective investor.

INITIAL CLOSING DATE    The Initial Closing Date for subscriptions for Interests
                        will be July 1, 2004.

TRANSFER RESTRICTIONS   An Interest held by a Member may be transferred only (1)
                        by operation of law due to the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or (2) with the written consent of the Managing Member (which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances).

REDEMPTIONS AND         No Member will have the right to require the Fund to
REPURCHASES OF          redeem its Interest. Subject to a determination by the
INTERESTS BY THE FUND   Board of Directors, as discussed below, the Fund may
                        from time to time offer to repurchase Interests pursuant to written tenders by Members. These repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Directors, in its sole discretion. In determining whether the Fund should offer to repurchase Interests, the Board of Directors will consider the recommendations of the Investment
                        Manager and the Managing Member as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Investment Manager and the Managing Member expect that they will recommend to the Board of Directors that the Fund offer to repurchase
                        Interests from Members of up to 25% of the Fund's assets as of December 31, 2004. The Investment Manager and the
                        Managing Member expect that after that date they typically will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members of up to 25% of the Fund's net assets quarterly, effective as of the last day of March, June, September and December. A 1.5% repurchase fee payable to the Fund (a
                        "Repurchase Fee") will be charged for repurchases of Members' Interests at any time prior to the day immediately preceding the one-year anniversary of a Member's purchase of its Interest.

                        The LLC Agreement provides that the Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender its entire Interest for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

                        The Fund has the right to repurchase Interests of Members if the Managing Member determines that the repurchase is in the best interests of the Fund or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See "Redemptions, Repurchases and Transfers of Interests - No Right of Redemption" and " - Repurchases of Interests."

SUMMARY OF TAXATION     The Fund intends to operate as a partnership for tax
                        purposes and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Fund should not be subject to U.S. federal income tax, and each Member will be required to report on its own annual tax return the Member's distributive share of the Fund's taxable income or loss. If the Fund was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax, and any distributions of profits from the Fund would be treated as dividends.
                        See "Tax Aspects."

ERISA CONSIDERATIONS    Investors that are employee benefit plans subject to the
                        Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the
                        "Code"), and entities whose underlying assets include plan assets by reason of a plan's investment in the entity, may purchase Interests in the Fund. The Fund's assets will not be deemed to be "plan assets" for purposes of ERISA. Prospective investors that are Plans
                        (as defined below) will be required to make certain representations. See "ERISA Considerations."

REPORTS TO MEMBERS      The Managing Member will furnish to Members as soon as
                        practicable after the end of each taxable year information as is required by law to assist the Members in preparing their tax returns. A Portfolio Manager's delay in providing this information could delay the Managing Member's preparation of tax information for investors, and Members that are U.S. taxpayers should be prepared to file for an extension of the time to file their tax returns. The Managing Member anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the Fund's operations during each quarter as well as monthly updates. See
                        "Types of Investments and Related Risks - Risks of Fund of Hedge Funds Structure."

TERM The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the LLC Agreement.

FISCAL YEAR;            For accounting purposes, the Fund's fiscal year is the
TAXABLE YEAR            12-month period ending on March 31. The first fiscal
                        year of the Fund will commence on the Initial Closing
                        Date and will end on March 31, 2005. For tax purposes, the Fund's taxable year will be the 12-month period ending December 31 of each year unless otherwise required by applicable law.

                    SUMMARY OF FEES, ALLOCATIONS AND EXPENSES

      The following table illustrates the fees and expenses that the Fund expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION FEES
   Maximum placement fee (percentage of purchase amount)              3.0%(1)
   Maximum redemption fee (percentage of amount redeemed)             1.5%(2)
ANNUAL FUND EXPENSES (as a percentage of the Fund's net assets)
   Management Fee (to the Investment Manager)                         1.5%(3)
   Manager Administrative Services Fee (to the Investment Manager)   0.15%(3)
   Other Expenses                                                    0.29%(4)
                                                                     ----
Total Annual Fund Expenses (other than interest expense)             1.94%(5)(6)
                                                                     ====

      (1) In connection with initial and additional investments, investors may be charged placement fees (sales commissions) of up to 3.0% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and will be in addition to an investor's investment in the Fund. See "Subscriptions for Interests - Placement Fees."

      (2) A 1.5% redemption fee or "repurchase" fee payable to the Fund will be charged for repurchases of Members' Interests at any time prior to the day immediately preceding the one-year anniversary of a Member's purchase of its Interest. See "Redemptions, Repurchases and Transfers of Interests
      - Repurchases of Interests."

      (3) In addition to the Management Fee and the Manager Administrative Services Fee, at the end of each calendar year a portion of the net capital appreciation allocated to each Member's capital account during the year, net of such Member's pro rata share of the Management Fee and the Manager Administrative Services Fee, will be reallocated to the capital account of the Special Member in the following manner: (a) the Preferred Return will remain allocated to such Member; (b) the Catch-Up will be reallocated to the Special Member; and (c) thereafter, 95% of any net capital appreciation will remain allocated to such Member, and the remaining 5% of such net capital appreciation will be reallocated to the Special Member. As stated earlier, the amounts reallocated to the Special Member under (b) and (c) above are referred to as the "Incentive Allocation." No Incentive Allocation will be made, however, with respect to a Member's capital account until any Loss Carryforward of such Member has been recovered. An Incentive Allocation will also be determined in respect of a Member and allocated to the Special Member at the time of repurchase of a Member's Interest and upon liquidation of the Fund. Any Incentive Allocation to be determined and allocated in respect of a period of less than 12 months will be pro-rated. See "Capital Accounts and Allocations - Allocation of Gains and Losses; Incentive Allocation" for a more detailed discussion of the Special Member's Incentive Allocation.

      (4) The Other Expenses amount has been estimated based upon assets of $200 million.

      (5) Pursuant to an Expense Limitation Agreement, the Investment Manager has agreed to waive its fees and, if necessary, reimburse expenses in respect of the Fund for each fiscal year that the Agreement is in effect between the Fund and the Investment Manager, so that the total operating expenses (excluding interest, brokerage commissions, other transaction-related expenses and any extraordinary expenses of the Fund as well as any Incentive Allocation) do not exceed 2.30% (comprising the 1.5% Management Fee, the 0.15% Manager Administrative Services Fee and not more than a further 0.65% for other operating expenses) on an annualized basis of the Fund's net assets as of the end of each month. Under the Expense Limitation Agreement, any waivers or reimbursements made by the Investment Manager during this period will be subject to repayment by the Fund within three years of the end of the fiscal year in which the waiver or reimbursement is made, provided that repayment does not result in the Fund's aggregate operating expenses exceeding the foregoing expense limitations.

      (6) Total Annual Fund Expenses excludes indirect investment management fees, performance compensation and other expenses incurred by Investment Funds and Separately Managed Accounts in which the Fund invests. Generally, such investment management fees, if applicable, range from 1% to 2.5% (annualized) of the average value of the Fund's investment and performance compensation, if applicable, ranges from 10% to 25% of the net capital appreciation in the Fund's investment for the year.

      The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on anticipated contributions to the Fund and anticipated operating expenses for the first year of the Fund's operations, and includes professional fees and other expenses that the Fund will bear directly, including fees and expenses paid to the Administrator and Custodian, but does not include organizational expenses and initial offering costs. For a more complete description of the various fees and expenses of the Fund, see "Fund Expenses," "Management Fee and Manager Administrative Services Fee," "Administrator and Escrow Agent," "Custodian" and "Subscriptions for Interests."

EXAMPLE:

      You would pay the following fees and expenses on a $50,000 investment, assuming a 5% annual return:*

 1 year      3 years
---------   ---------
$2,470(1)   $4,500(1)

      The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. In the Example, the amount of the Incentive Allocation is assumed to be zero because the Preferred Return described in note (3) above would prevent its application at the hypothetical 5% annual return.(2) Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Fund, and could result in the payment by the Fund of the Incentive Allocation.

-------------------------
* On an investment of $1,000, the Example would be as follows:

EXAMPLE:

      You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 year      3 years
------      -------
$49(1)      $90(1)

-------------------------
(1)   This amount assumes the payment of the maximum placement fee of 3.0%.

(2) For examples of the calculation of the Incentive Allocation, please see Appendix A.

                                    THE FUND

      The Fund, which is registered under the 1940 Act as a closed-end, non-diversified management investment company, was organized as a limited liability company under the laws of the State of Delaware on April 6, 2004 and has no operating history. The Fund's principal office is located at 522 Fifth Avenue, Floor 10, New York, New York 10036, and its telephone number is (212) 837-1432. Investment advisory services will be provided to the Fund by the Investment Manager, J.P. Morgan Alternative Asset Management, Inc., a corporation organized under the laws of the State of Delaware and an affiliate of JPMorgan Chase, pursuant to the Investment Management Agreement. Responsibility for monitoring and overseeing the Fund's investment program and its management and operation is vested in the individuals who serve on the Board of Directors. The Fund's Managing Member is Ehrlich Associates, L.L.C. The Managing Member has delegated to the Board of Directors its rights and powers to the extent necessary for the Board of Directors to carry out its oversight obligations as may be required by the 1940 Act, state law, or other applicable laws or regulations. See "Management of the Fund - Board of Directors."

                                 USE OF PROCEEDS

      The proceeds from the sale of Interests (and any additional subscriptions of capital to existing Interests), not including the amount of any placement fees paid by investors and net of the Fund's fees and expenses, will be invested by the Fund to pursue its investment program and objectives as soon as practicable (but not in excess of six months), consistent with market conditions and the availability of suitable investments, after the closing of any offering.

                                    STRUCTURE

      The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund," or a "hedge fund," with those of a registered closed-end investment fund. The Fund is similar to a private investment fund in that it will be actively managed and Interests will be sold in relatively large minimum denominations in private placements solely to high net worth individual and institutional investors. In addition, the Special Member will be entitled to receive, and the Portfolio Managers of the Investment Funds in which the Fund invests will typically be entitled to receive, incentive-based compensation. Unlike many private investment funds, however, the Fund, as a registered closed-end investment fund, can offer Interests without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Fund is designed to permit sophisticated investors that desire to invest in a portfolio of private investment funds to do so without making the more substantial capital commitment that would be required to invest directly in multiple private investment funds and without subjecting the Fund to the limitations on the number of Eligible Investors faced by many of those funds.

                        INVESTMENT OBJECTIVE AND STRATEGY

      The Fund's investment objective is to generate consistent capital appreciation over the long term, with relatively low volatility and a low correlation with traditional equity and fixed-income markets. The Fund will seek to accomplish this objective by allocating its assets primarily among professionally selected Investment Funds that are managed by experienced Portfolio Managers who invest in a variety of markets and employ, as a group, a range of investment techniques and strategies. The Fund may also invest pursuant to investment advisory agreements with Subadvisers managing a portion of the Fund's assets through Separately Managed Accounts. Additionally, from time to time, the Fund may use derivative instruments, such as total return swaps, to gain exposure to the return of Investment Funds or managed accounts of the Portfolio Managers. There can be no assurance that the Fund will achieve its investment objective.

      At present, there are a number of portfolio managers whose services are not generally available to the investing public. These managers, who generally place stringent restrictions on the number of persons whose money they will manage, employ a wide variety of investment strategies and techniques within vehicles often referred to as hedge funds. By investing through a range of vehicles that employ a wide variety of investment strategies and techniques, the Investment Manager will seek to provide investors with access to the varied skills and expertise of these managers while at the same time attempting to lessen the risks and volatility associated with investing through any single manager. The Fund also enables investors to avoid, to a significant extent, the high minimum investment requirements typically imposed on individual investors by Portfolio Managers.

      It is the responsibility of the Investment Manager to research and determine the identity of the Portfolio Managers, to satisfy itself as to the suitability of the terms and conditions of the investment funds they manage (or, when relevant, negotiate the respective investment advisory agreements), to monitor the performance of the Portfolio Managers and to allocate and reallocate the Fund's assets among Portfolio Managers subject to the policies and control of the Board of Directors.

      The Investment Manager will select each Investment Fund based on various criteria, including, among other things, an analysis of the Portfolio Manager's performance during various time periods and market cycles and/or the Portfolio Manager's reputation, experience, training, and investment and risk management philosophy and policies. Investment Funds will be selected on the basis of, among other things, factors that the Investment Manager may weigh in its discretion, such as: above-average investment histories and/or recognizable prospects, an identifiable track record and a substantial personal investment by the Portfolio Manager or its affiliates in the investment program. In addition, the Investment Manager will consider a Portfolio Manager's ability to provide timely and accurate reporting and valuations of the Investment Fund managed by the Portfolio Manager. The Investment Manager is not limited to selecting Investment Funds managed by Portfolio Managers with past investment histories and may invest with Investment Funds based on an assessment of future prospects.

      Portfolio Managers are compensated or receive allocations on terms that may include fixed and/or performance-based fees or allocations. Generally, fixed fees, if applicable, range from 1% to 2% (annualized) of the average value of the Fund's investment, and performance fees or allocations range from 20% to 25% of the capital appreciation in the Fund's investment for the year. The Fund may seek rebates or reductions of a Portfolio Manager's standard fee or allocation, with such rebates or reductions being for the benefit of the Fund.

      Subject to the 1940 Act, and any interpretations of that Act, the Investment Manager may invest in one or more Investment Funds through an intermediate entity in which other accounts or funds managed by the Investment Manager may have an interest or allocate portions of the Fund's assets to Portfolio Managers affiliated with the Investment Manager, but not on terms more favorable to such affiliates than could be obtained through arm's-length negotiation.

      The identity and number of Investment Funds may change over time. The Investment Manager may withdraw from or invest in different Investment Funds and terminate and enter into new investment advisory agreements without prior notice to or the consent of the Members. The Investment Manager reserves the right to alter or modify some or all of the Fund's investment strategies and allocations to Investment Funds in light of available investment opportunities and to take advantage of changing market conditions, in cases in which the Investment Manager concludes that such alterations or modifications are consistent with the Fund's investment objective, subject to what the Investment Manager considers an acceptable level of risk.

      While the Fund's investment objective is to generate consistent capital appreciation over the long term, the Fund is equally concerned with preservation of capital. For this reason, the Investment Manager will seek to allocate the Fund's holdings among a number of Investment Funds and investment strategies. The strategies currently include the six broad categories that are described generally below. The Investment Manager may add, delete or modify such categories of investment strategies at its discretion.

LONG/SHORT EQUITIES:    Portfolio Managers utilizing this strategy make long and
                        short investments in equity securities that are deemed by the Portfolio Managers to be under or overvalued. The
                        Portfolio Managers typically do not attempt to neutralize the amount of long and short positions (i.e., they will be net long or net short). The Portfolio
                        Managers may specialize in a particular industry or may allocate holdings across industries. Although the strategy is more commonly focused on U.S. markets, a growing number of Portfolio Managers invest globally.
                        Portfolio Managers in this strategy usually employ a low to moderate degree of leverage.

RELATIVE VALUE:         Portfolio Managers utilizing this strategy make
                        simultaneous purchases and sales of similar securities to exploit pricing differentials. The Portfolio Managers attempt to neutralize long and short positions to minimize the impact of general market movements.
                        Different relative value strategies include convertible bond arbitrage, statistical arbitrage, pairs trading, yield curve arbitrage and basis trading. The types of instruments traded vary considerably depending on the Portfolio Manager's relative value strategy. Because the strategy attempts to capture relatively small mispricings between two related securities, moderate to substantial leverage is often employed to produce attractive rates of return.

OPPORTUNISTIC/MACRO:    Portfolio Managers utilizing this strategy invest in a
                        wide variety of instruments using a broad range of strategies, often assuming an aggressive risk posture.
                        Most Portfolio Managers utilizing this strategy rely on a combination of macro-economic models and fundamental research to invest across countries, markets, sectors and companies, and have the flexibility to invest in numerous financial instruments. Futures and options are often used for hedging and speculation in order to quickly position a portfolio to profit from changing markets. The use of leverage varies considerably.

DISTRESSED SECURITIES:  Portfolio Managers utilizing this strategy invest in debt and equity securities of companies in financial difficulty, reorganization or bankruptcy, nonperforming and subperforming bank loans, and emerging market debt. Portfolios are usually concentrated in debt instruments. The Portfolio Managers differ in their preference for actively participating in the workout and restructuring process and the extent to which they use leverage.

MERGER ARBITRAGE/EVENT  Portfolio Managers utilizing this strategy invest in
DRIVEN: securities of companies involved in mergers, acquisitions, restructurings, liquidations, spin-offs, or other special situations that alter a company's financial structure or operating strategy. Risk management and hedging techniques are typically employed by the Portfolio Managers to protect the portfolio from deals that fail to materialize. In addition, accurately forecasting the timing of a transaction is an important element affecting the realized return. The use of leverage varies.

SHORT SELLING:          Portfolio Managers utilizing this strategy invest in
                        short positions in companies with unfavorable prospects in order to profit from declining security prices. Short sellers perform best in declining markets and therefore can be useful in a multi-manager fund to help reduce the fund's total exposure to general stock market movements.
                        The Portfolio Managers use a range of fundamental and technical investment methodologies to identify short candidates, may or may not remain fully invested, and use varying degrees of leverage. Some Portfolio Managers utilizing this strategy assume long positions while remaining net short.

      Although the Investment Manager may utilize Portfolio Managers employing one or more of the six strategies noted above, the Investment Manager will not follow a rigid investment policy that would restrict the Fund from participating, through one or more Investment Funds, in any market, strategy or investment. In fact, the Fund's assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve the Fund's investment objective. The Investment Manager generally seeks (1) to include at least two Portfolio Managers utilizing a particular investment strategy and (2) not to invest more than approximately 10% of the Fund's total assets with any single Portfolio Manager (although it may deviate from either or both of such guidelines from time to time). The Investment Manager may invest the Fund's assets in any type of instrument it deems appropriate to fulfill the investment objective of the Fund as described in this Private Placement Memorandum. The Investment Manager may also invest the Fund's assets in any type of instrument at any time for the purpose of hedging currency risk when the Fund makes an investment in an Investment Fund or directly in securities denominated in a currency other than the U.S. dollar.

      Portfolio Managers are permitted to utilize certain financial instruments and specialized techniques such as forward and futures contracts, fixed income securities, options, warrants, swaps, repurchase and reverse repurchase agreements, securities that lack active public markets, derivatives, short sales and leverage in their investment programs. When Portfolio Managers determine that such an investment policy is warranted, they may invest, without limitation, in cash and cash equivalents.

      The Fund has the power to borrow and may do so when deemed appropriate by the Investment Manager, including, without limitation, to meet repurchases of Interests that would otherwise result in the premature liquidation of investments. The Fund may pledge the Fund's assets to secure such borrowing. The Investment Manager does not currently anticipate that the Fund will engage directly in transactions involving leverage to a significant extent. Generally, Portfolio Managers will be permitted to borrow.

      The Investment Manager may invest the Fund's cash balances in any instruments it deems appropriate. Any income earned from such investments is reinvested by the Fund in accordance with the Fund's investment program.

THE FUND'S INVESTMENT PROGRAM ENTAILS A NUMBER OF RISKS. THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THE FUND WILL BE ACHIEVED, AND RESULTS MAY VARY SUBSTANTIALLY OVER TIME. PORTFOLIO MANAGERS MAY CONSIDER IT APPROPRIATE, SUBJECT TO APPLICABLE REGULATIONS, TO UTILIZE CERTAIN FINANCIAL INSTRUMENTS AND SPECIALIZED TECHNIQUES SUCH AS, FORWARD AND FUTURES CONTRACTS, FIXED INCOME SECURITIES, OPTIONS, WARRANTS, SWAPS, REPURCHASE AND REVERSE REPURCHASE AGREEMENTS, SECURITIES THAT LACK ACTIVE PUBLIC MARKETS, DERIVATIVES, SHORT SALES AND LEVERAGE IN THEIR INVESTMENT PROGRAMS. SUCH INVESTMENT TECHNIQUES CAN, IN CERTAIN CIRCUMSTANCES, MAXIMIZE THE ADVERSE IMPACT TO WHICH THE FUND'S INVESTMENT PORTFOLIO MAY BE SUBJECT. SEE "TYPES OF INVESTMENTS AND RELATED RISKS."

                     TYPES OF INVESTMENTS AND RELATED RISKS

GENERAL

      The value of the Fund's total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Fund invests. Discussed below are the investments the Investment Manager anticipates will generally be made by Investment Funds and the principal risks that the Investment Manager and the Managing Member believe are associated with those investments. These risks will, in turn, have an effect on the Fund. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of a Subadviser managing a Separately Managed Account.

INVESTMENT-RELATED RISKS

      General Economic and Market Conditions. The success of the Fund's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Fund's investments. Unexpected volatility or liquidity could impair the Fund's profitability or result in its suffering losses.

      Highly Volatile Markets. The prices of securities and commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which an Investment Fund's assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

      The Fund may take a position in Investment Funds that invest in the publicly traded and privately placed equity or other securities of companies in the information technology and Internet sectors. These investments are subject to inherent market risks and fluctuations as a result of fund earnings, economic conditions and other factors beyond the control of the Investment Manager. The public equity markets have experienced significant price volatility, especially in the technology sector.

      Risks of Securities Activities. All securities investing and trading activities risk the loss of capital. Although the Investment Manager will attempt to moderate these risks, no assurance can be given that the Fund's investment activities will be successful or that Members will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Investment Manager and the Managing Member believe are associated with the Investment Funds' styles of investing, although it is possible that an Investment Fund will make an investment that is not described below:

      Equity Securities. Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. See "Smaller Capitalization Issuers" and "Non-U.S. Securities."

      Bonds and Other Fixed Income Securities. Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; U.S. Government securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk ).

      Investment Funds may invest in both investment grade debt securities and non-investment grade debt securities (commonly referred to as junk bonds). Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

      Short Sales. A short sale involves the sale of a security that the seller does not own in the hope of purchasing the same security (or security exchangeable for that security) at a later date at a lower price. To make delivery to the buyer, the seller must borrow the security and is obligated to return the security to the lender, which is accomplished by a later purchase of the security. In the United States, when a short sale is made, the seller must leave the proceeds of the sale with the broker and deposit with the broker an amount of cash or debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government securities") sufficient under current margin regulations to collateralize its obligation to replace the borrowed securities that have been sold.

      An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Manager's view, the security is over-valued in relation to the issuer's prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund's portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. There is the risk that the securities borrowed by an Investment Fund in connection with a short sale would need to be returned to the securities lender on little notice. If such request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur, wherein the Investment Fund might be compelled, at a disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the proceeds received earlier.

      An Investment Fund may make "short sales against-the-box," in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in-kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing-out short sales against-the-box.

      Mortgage-Backed Securities. Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Fund in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

      The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities, which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market's perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

      Non-U.S. Securities. Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares, which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

      Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of an Investment Fund's non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

      The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

      Foreign Currency Transactions. The Investment Funds may engage in foreign currency transactions for a variety of purposes, including to "lock in" the U.S. dollar price of the security, between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns.

      Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve an Investment Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. An Investment Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Investment Fund has contracted to receive in the exchange. A Portfolio Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

      An Investment Fund may enter into forward currency exchange contracts ("forward contracts") for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an Investment Fund's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund's existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund's non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund's investment objective, such as when the Portfolio Manager to a fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund's investment portfolio. Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

      Concentration of Investments; Non-diversified Portfolios. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Investment Funds also may be considered to be non-diversified and invest without limit in a single issuer. As a result of any such concentration of investments or non-diversified portfolios, the portfolios of such Investment Funds are subject to greater volatility than if they had non-concentrated and diversified portfolios. Those Investment Funds that concentrate their investments in a specific industry or sector may be subject to additional risks with respect to those investments, which risks may include, but not be limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.

      Smaller Capitalization Issuers. Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

      Distressed Securities. Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies' securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund's investment in any instrument may not be subject to any minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade, which may result in the Fund's experiencing greater risks than it would if investing in higher rated instruments.

      Non-Diversified Status. The Fund is a "non-diversified" investment company for purposes of the 1940 Act, which means that the Fund is not subject to limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund's net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. The Fund will, however, endeavor to limit investments in any single Investment Fund to 12.5% of the Fund's total assets (measured at the time of purchase). The Investment Manager believes that this approach helps to reduce the Fund's overall investment risk.

      Leverage. Some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as "leverage," is speculative and involves certain risks. The Investment Manager does not currently anticipate that the Fund will engage directly in transactions involving leverage to a significant extent. The Fund may, however, borrow money for cash management purposes, to fund the repurchase of Interests or for other temporary purposes. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund.

      Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security's value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund's equity or debt instruments decline in value, the Investment Fund could be subject to a "margin call" or "collateral call," under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund's assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

      The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This requirement means that the value of the investment company's total indebtedness may not exceed one-third the value of its total assets (including the amounts borrowed and assets acquired with amounts borrowed). This limit does not apply to Investment Funds that are not managed by a Subadviser so that the Fund's portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

      In seeking "leveraged" market exposure in certain investments and in attempting to increase overall returns, an Investment Fund may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

      Repurchase and Reverse Repurchase Agreements. Repurchase and reverse repurchase agreements involve a sale or purchase of a security by an Investment Fund to or from a bank or securities dealer and the Investment Fund's simultaneous agreement to repurchase or sell the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a repurchase or reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Repurchase and reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund's investment portfolio.

      Purchasing Initial Public Offerings. The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

      Derivatives. The Fund, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions ("derivatives"). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the Investment Fund or the Fund as a whole. Derivatives permit a Portfolio Manager or the Investment Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of an Investment Fund or the Fund. The Investment Manager's use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

      If an Investment Fund or the Fund invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Fund or result in a loss. An Investment Fund or the Fund also could experience losses if derivatives are poorly correlated with its other investments, or if the Investment Fund or the Fund is unable to liquidate the position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

      Options and Futures. The Fund and the Investment Funds may utilize options and futures contracts and so-called "synthetic" options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities or commodity exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund or the Investment Fund's portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, either the Fund or any Investment Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

      The Fund and the Investment Funds may purchase call and put options on specific securities, commodities, or futures contracts and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Fund or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security, commodity, or futures contract at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security, commodity, or futures contract at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security, commodity, or futures contract. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security, commodity, or futures contract or to possible continued holding of a security, commodity, or futures contract that might otherwise have been sold to protect against depreciation in the market price of the security, commodity, or futures contract. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security, commodity, or futures contract while depriving the seller of the opportunity to invest the segregated assets.

      The Fund and the Investment Funds may close out a position when writing options by purchasing an option on the same security, commodity, or futures contract with the same exercise price and expiration date as the option that it has previously written on the security, commodity, or futures contract. In such a case, the Fund or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

      Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Fund or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

      Engaging in transactions in futures contracts involves risk of loss to the Fund or the Investment Fund that could adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund or the Investment Funds to substantial losses. Successful use of futures also is subject to the Investment Manager's or a Portfolio Manager's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

      Positions of the SEC and its staff may require the Investment Manager or a Subadviser to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Investment Manager's or the Subadviser's ability otherwise to invest those assets.

      Call and Put Options on Securities Indices. The Fund or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Fund or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Investment Manager's or a Portfolio Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

      Warrants and Rights. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a fund. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

      Swap Agreements. The Fund or an Investment Fund may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Fund or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a "basket" of securities representing a particular index.

      Most swap agreements entered into by the Fund or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Fund or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Fund's or the Investment Fund's risk of loss consists of the net amount of payments that the Fund or the Investment Fund contractually is entitled to receive.

      To achieve investment returns equivalent to those achieved by a Portfolio Manager in whose Investment Fund the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other derivatives as described above is unclear. Swap agreements and other derivatives used in this manner may be treated as a "constructive ownership of the reference property," which may result in a portion of any long-term capital gain being treated as ordinary income. See "Tax Aspects - Tax Treatment of Fund Investments."

      Lending Portfolio Securities. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities by a Subadviser may not exceed 33-1/3% of the value of the Subadviser's total assets invested by the Fund (including all assets received as collateral for the loans). In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

      When-Issued and Forward Commitment Securities. Investments Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Fund or by a Separately Managed Account, will be subject to the Fund's limitation on indebtedness unless, at the time the transaction is entered into, the Fund has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Fund may incur a loss.

      Restricted and Illiquid Investments. Although the Investment Manager anticipates that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

      When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when the Investment Fund decided to sell. For Separately Managed Accounts, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board of Directors. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

      The Fund's interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund's ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, or assess fees for withdrawals. The liquidity of these Investment Funds' interests may adversely affect the Fund were the Fund to have to sell or redeem interests at an inopportune time.

      Counterparty Credit Risk. Many of the markets in which the Fund and the Investment Funds effect their transactions are "over-the-counter" or "interdealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent the Fund or an Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Fund or Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such "counterparty risk" is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Fund and the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Fund.

RISKS OF FUND OF HEDGE FUNDS STRUCTURE

      The Investment Funds generally will not be registered as investment companies under the 1940 Act. The Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Investment Manager will receive information from each Investment Fund regarding its investment performance and investment strategy, the Investment Manager may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Investment Manager, which may involve risks under some market conditions that are not anticipated by the Investment Manager. The performance of the Fund depends on the success of the Investment Manager in selecting Investment Funds for investment by the Fund and the allocation and reallocation of Fund assets among those Investment Funds. Past results of Portfolio Managers selected by the Investment Manager are not necessarily indicative of future performance. No assurance can be made that profits will be achieved or that substantial losses will not be incurred.

      For the Fund to complete its tax reporting requirements and for the Managing Member to provide an audited annual report to Members, it must receive timely information from the Investment Funds. An Investment Fund's delay in providing this information could delay the Managing Member's preparation of tax information for investors, which could require Members to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report.

      Each Portfolio Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Fund generally. As a result, a Portfolio Manager with positive performance may receive compensation from the Fund, as an investor in an underlying Investment Fund, and indirectly from its Members, even if the Fund's overall returns are negative. Investment decisions of the Investment Funds are made by the Portfolio Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Fund. Transactions of this sort could result in the Fund's directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Fund may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Fund from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

      Investment Funds may permit or require that redemptions of interests be made in-kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. In such a case, the Investment Manager would seek to cause the Fund to dispose of these securities in a manner that is in the best interests of the Fund.

      The Fund may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Investment Manager to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

      Other risks that the Investment Manager and the Managing Member believe are associated with the Fund's fund of hedge funds investment approach include:

      Valuation. As the Investment Manager and the Board of Directors anticipate that market prices will not be readily available for most Investment Funds in which the Fund invests, the Fund's valuation procedures provide that the fair value of the Fund's investments in Investment Funds ordinarily will be the value determined for each Investment Fund in accordance with the Investment Fund's valuation policies and provided to the Fund by the Investment Fund's Portfolio Manager or administrator. Although the Investment Manager will review the valuation procedures used by the Portfolio Managers, the Investment Manager and the Board of Directors will have little or no means of independently verifying valuations of the Investment Funds provided to the Fund. In calculating its net asset value, although the Fund will review other relevant factors, the Fund will rely significantly on values of Investment Funds that are reported by the Investment Funds themselves. The Fund does not have information about the securities in which the Investment Funds invest or their valuation. For more information on the valuation of the Fund's investments, including the valuation of its investments in Investment Funds, and related risks, see "Capital Accounts and Allocations - Net Asset Valuation."

      Securities Believed to Be Undervalued or Incorrectly Valued. Securities that a Portfolio Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Portfolio Manager anticipates.

      Dilution. If a Portfolio Manager limits the amount of capital that may be contributed to an Investment Fund by the Fund, additional sales of Interests of the Fund will dilute the participation of existing Members in the returns to the Fund from the Investment Fund.

      Fees and Expenses of Investment Funds. By investing in the Investment Funds indirectly through the Fund, an investor bears a portion of the Investment Manager's Management Fee and Manager Administrative Services Fee, the Special Member's Incentive Allocation and other expenses of the Fund, and also indirectly bears a portion of the asset-based fees, incentive allocations and other expenses borne by the Fund as an investor in the Investment Funds. An investor in the Fund meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Investment Funds.

      Turnover. The Fund's activities involve investment in the Investment Funds, which may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Fund will have no control over this turnover. As a result of this turnover, it is anticipated that the Fund's income and gains, if any, will be primarily derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Fund from an Investment Fund could involve expenses to the Fund under the terms of the Fund's investment.

      Inability to Invest in Investment Funds. In the event that the Fund is able to make investments in Investment Funds only at certain times, the Fund may invest any portion of its assets that is not invested in Investment Funds, in money market securities, or other liquid assets pending investment in Investment Funds. During this time that the Fund's assets are not invested in Investment Funds, that portion of the Fund's assets will not be used to pursue the Fund's investment objective.

      Indemnification of Investment Funds. The Fund may agree to indemnify certain of the Investment Funds and Portfolio Managers of Investment Funds from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Interests. The Portfolio Managers of the Investment Funds often have broad indemnification rights and limitations on liability.

      Indirect Investment in Investment Funds. Any transaction by which the Fund indirectly gains exposure to an Investment Fund by the purchase of a swap or other contract is subject to special risks. The Fund's use of such instruments can result in volatility, and each type of instrument is subject to special risks. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund's investment. There can be no assurance that the Fund's indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Fund's value may decrease as a result of such indirect investment. See "Types of Investments and Related Risks - Derivatives" and " - Swap Agreements."

      Investments in Non-Voting Stock. Investment Funds may, consistent with applicable law, elect not to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager to monitor whether holdings of the Investment Funds cause the Fund to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Fund may need to hold its interest in an Investment Fund in non-voting form. Additionally, for regulatory reasons, the Fund may need to limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. To the extent the Fund holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Fund in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Members.

      Managed Account Allocations. The Investment Manager may place assets with a Portfolio Manager by opening a discretionary managed account rather than investing in funds and other private investment companies. Managed accounts expose the Fund to theoretically unlimited liability, and it is possible, given the leverage at which certain of the Portfolio Managers will trade, that the Fund could lose more in a managed account directed by a particular Portfolio Manager than if the Fund had allocated its assets to such Portfolio Manager's fund or private investment company.

      Control over Portfolio Managers. The Investment Manager will invest in Investment Funds that the Investment Manager believes will generally, and in the aggregate, be managed consistent with the Fund's investment objective and strategy. The Investment Manager does not control the Portfolio Managers of these Investment Funds, however, and there can be no assurances that a Portfolio Manager will manage its Investment Funds in a manner consistent with the Fund's investment objective and strategy.

                                   OTHER RISKS

      Investing in the Fund will involve risks other than those associated with investments made by Investment Funds including those described below:

      Performance and Incentive Arrangements. Each Portfolio Manager may receive a performance or incentive allocation generally equal to 20% to 25% of net profits of the Investment Fund that it manages. The Special Member may also receive an Incentive Allocation to the extent, in any given calendar year or other relevant period, net gains allocated to any Members' capital account exceed the Preferred Return and any Loss Carryforward Amount for that Member. These incentives may create an incentive for the Portfolio Managers or the Investment Manager (an affiliate of the Special Member) to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation. In addition, the Incentive Allocation will be calculated on a basis that includes realized and unrealized appreciation of assets, and may be greater than if it were based solely on realized gains. See "Capital Accounts and Allocations - Allocation of Gains and Losses; Incentive Allocation."

      Lack of Operating History. The Fund is a recently formed entity and has no operating history upon which investors can evaluate its performance. As discussed below, the personnel of the Investment Manager responsible for managing the Fund's investment portfolio have substantial experience in managing investments and private investment funds. See "The Investment Manager" and "Conflicts of Interest."

      Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment Funds sponsored, managed or advised by the Managing Member, the Investment Manager and its affiliates may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

      Control Positions. Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

      Inadequate Return. No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

      Inside Information. From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

      Recourse to the Fund's Assets. The Fund's assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability. Unless stated otherwise in the LLC Agreement, no Member is obligated personally for a liability of the Fund.

      Possible Exclusion of a Member Based on Certain Detrimental Effects. The Fund may, as determined by the Managing Member, repurchase the Interest held by a Member or other person acquiring the Interest from or through a Member, if:

      - the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Member;

      - ownership of the Interest by the Member or other person likely will cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

      - continued ownership of the Interest by the Member or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Managing Member, the Special Member, the Investment Manager or any of their affiliates, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

      - any of the representations and warranties made by the Member or other person in connection with the acquisition of its Interest was not true when made or has ceased to be true;

      - the Member is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, "Special Laws or Regulations"), and the Managing Member determines that the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Interest; or

      - the Managing Member determines that the repurchase of the Interest would be in the best interests of the Fund.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

      Limitations on Transfer and Liquidity Risks. No Member will be permitted to transfer its Interest without the consent of the Managing Member. The transferability of Interests will be subject to certain restrictions contained in the LLC Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Interests, and the Managing Member contemplates that one will not develop. Although the Investment Manager and the Managing Member expect that they will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members of up to 25% of the Fund's net assets as of December 31, 2004, and, after that date, quarterly, effective as of the last day of March, June, September and December, no assurances can be given that the Fund will do so. In connection with any repurchase, to the extent Members tender Interests representing, in the aggregate, a percentage of Fund assets that is greater than the percentage set out in the offer, the portion of their Interest repurchased from each such Member will be pro-rated downward. Further, a Repurchase Fee will be charged for repurchases of Members' Interests at any time prior to the day immediately preceding the one-year anniversary of a Member's purchase of its Interest, which may act as a disincentive to a Member seeking to have its Interest repurchased on a short-term basis and will reduce as to that investor the return of any investment in the Fund repurchased within one year. For these reasons, Interests should only be acquired by investors able to commit their funds for an indefinite period of time.

      Repurchase Risks. With respect to any future repurchase offer, Members tendering Interests for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the "Notice Due Date"). The Notice Due Date generally will be the 25th calendar day of the second month prior to the month in which the date that the Interests are to be repurchased by the Fund (the "Repurchase Date") falls. Members that elect to tender Interests for repurchase will not know the price at which such Interests will be repurchased until after the election to tender has been made. It is possible that during the time period between the Notice Due Date and the Repurchase Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Fund. See "Redemptions, Repurchases and Transfers of Interests."

      Potential Significant Effect of the Performance of a Limited Number of Investments. The Investment Manager expects that the Fund will participate in multiple investments. The Fund may, however, make investments in a limited number of Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect on the performance of the Fund.

      Tax Considerations; Distributions to Members and Payment of Tax Liability. The Fund does not intend to make periodic distributions of its net income or gains, if any, to Members. A Member will be required each year nonetheless to pay applicable U.S. federal and state income taxes on its share of the Fund's taxable income, and will have to pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the Managing Member. See "Tax Aspects" for a summary of certain significant U.S. federal income and other tax consequences that are relevant to an investment in the Fund.

                           LIMITS OF RISK DISCLOSURES

      The above discussions of the various risks associated with the Fund and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Private Placement Memorandum and the LLC Agreement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund's investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Private Placement Memorandum.

                                   PERFORMANCE

      Performance information related to the Investment Manager's experience in managing funds in a manner substantially similar to the Fund is included in Appendix B. For more recent performance information, please call (212) 837-1432.

                      INVESTMENT POLICIES AND RESTRICTIONS

      The investment objective of the Fund is fundamental and may not be changed without the vote of a majority of the Fund's outstanding voting securities. The Fund has also adopted certain fundamental investment restrictions, which also cannot be changed without the vote of a majority of the Fund's outstanding voting securities. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at a duly called annual or a special meeting of the security holders of the investment company, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the investment company are present or represented by proxy, or of more than 50% of the outstanding voting securities of the investment company, whichever is less. The Fund's fundamental investment restrictions are as follows:

      (1) The Fund will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of "senior securities" representing indebtedness, (b) the Fund may borrow money from banks for cash management purposes, other temporary purposes or in connection with repurchases of, or tenders for, Interests, and (c) the Fund may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

      (2) The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

      (3) The Fund will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

      (4) The Fund will not purchase or sell exchange-traded commodity interests (including commodity futures and commodity option contracts) other than (a) options on securities (which are not regulated by the CFTC) and/or non-U.S. currency, and (b) financial futures contracts (including, without limitation, index-related futures contracts) and options thereon. The Fund also may (a) enter into over-the-counter derivative contracts (including, without limitation, options, swaps, and forward contracts), the returns from which may be based on the value of an interest in one or more private investment funds or other commodities, and (b) invest in commodity pools and/or any other entity or account that trades in any of the foregoing instruments and/or any other exchange-traded or over-the-counter commodity interest.

      (5) The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

      In applying investment limitations under the 1940 Act and the investment restrictions and other policies described in this Private Placement Memorandum, the Fund will aggregate its investments and transactions with those of each Separately Managed Account, if any, but will not aggregate its investments and transactions with those of the underlying Investment Funds that are not Separately Managed Accounts. The majority of Investment Funds in which the Fund invests are not anticipated to be Separately Managed Accounts and, therefore, the Fund will not "look through" to the investments and transactions of such Investment Funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy.

      The Investment Manager will not cause the Fund to make loans to or receive loans from the Managing Member, the Special Member, the Investment Manager or their affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Fund and the Investment Funds in which the Fund invests may effect brokerage transactions through affiliates of the Managing Member and the Investment Manager, subject to compliance with the 1940 Act and other applicable laws.

                               THE MANAGING MEMBER

      Ehrlich Associates, L.L.C., a limited liability company formed under the laws of the State of Delaware, serves as the managing member of the Fund. The Managing Member is registered as a CPO with the CFTC and is a member of the NFA, but will claim the exclusion from the definition of a CPO provided by CFTC Rule
4.5 with respect to its operation of the Fund. The Managing Member will not be subject to registration or regulation as a CPO with respect to its operation of the Fund. The Managing Member currently serves, and may in the future serve, as the managing member or general partner of other registered and unregistered private investment companies. The Managing Member is not affiliated with the Investment Manager. Dr. Harold B. Ehrlich, CFA, is the Chairman and sole member of the Managing Member. The Managing Member will retain all rights, duties and powers to manage the affairs of the Fund that are not otherwise delegated by the Managing Member to the Board of Directors or assumed by the Investment Manager pursuant to the terms of the Investment Management Agreement. The Managing Member will be responsible, among other things, for: (1) approving the acceptance of initial and additional subscriptions from investors on behalf of the Fund and making determinations as to the dates on which the Fund will accept such subscriptions; (2) making determinations as to the suspension of subscriptions; (3) making determinations regarding the transfer of Interests;
(4) determining appropriate reserves to be created for the contingent liabilities of the Fund; (5) acting as Tax Matters Partner (as defined below in "Tax Aspects"); and (6) managing or overseeing the general administrative and operational aspects of the Fund. The Managing Member may be removed by vote or written consent of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

      Dr. Ehrlich is a financial advisor to wealthy families and institutional investors. He currently provides consulting services to, and is compensated by, the Investment Manager. He served as a director of Primerica Corporation from 1987 to 1989, and of Global Asset Management's U.S. mutual fund group from 1986 to 1989. Dr. Ehrlich held a series of positions at Shearson Lehman Brothers and its predecessor companies ("Shearson") from 1970 until his retirement from Shearson in 1986. These positions included President and Chief Executive Officer of Bernstein-Macaulay, Inc., Shearson's largest money management division, from 1972 to 1977 and Chairman and CEO of Bernstein-Macaulay, Inc. from 1977 to 1984. Dr. Ehrlich was also a Senior Vice President of Shearson from 1972 to 1977, and a Senior Executive Vice President from 1977 to 1986. Prior to his tenure at Shearson, Dr. Ehrlich was a Vice President of Loeb Rhoades & Co. responsible for institutional investment advisory business, and before that was the Director of Research at Neuberger & Berman. Dr. Ehrlich received a B.Sc., M.A. and Ph.D. from Rutgers University.

                             MANAGEMENT OF THE FUND

BOARD OF DIRECTORS

      The Fund's Board of Directors has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation and has approved the Fund's investment program. The Fund's Managing Member, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board of Directors its rights and powers to monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business. The Managing Member will retain all rights, duties and powers to manage and oversee the affairs of the Fund that are not otherwise delegated by the Managing Member to the Board of Directors or assumed by the Investment Manager pursuant to the terms of the Investment Management Agreement. Directors will not contribute to the capital of the Fund in their capacity as Directors, but may subscribe for Interests as Members, subject to the eligibility requirements described in this Private Placement Memorandum. Directors may be removed in accordance with the LLC Agreement with or without cause by a vote of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

DIRECTORS AND OFFICERS

      The Fund's officers are appointed by the Directors and will oversee the day-to-day operations of the Fund under the supervision of the Board of Directors. One of the Directors and each officer of the Fund is a director, officer and/or employee of the Investment Manager, and a director and/or officer of other subsidiaries of JPMorgan Chase. The other Directors are Independent Directors (as defined in the 1940 Act) and not affiliated with JPMorgan

Chase or its subsidiaries. The Directors and officers of the Fund also may be directors and/or officers of other investment companies managed, advised, administered or distributed by JPMorgan Chase or its subsidiaries. A list of the Directors and officers of the Fund and a brief statement of their present positions and principal occupations during the past five years are set out below.

                                        TERM OF                         NUMBER OF
                                       OFFICE(1)                       PORTFOLIOS
                     POSITION(S)         AND            PRINCIPAL        IN FUND
       NAME,          HELD WITH        LENGTH OF      OCCUPATION(S)      COMPLEX
      ADDRESS           THE              TIME            DURING         OVERSEEN         OTHER DIRECTORSHIPS
      AND AGE          COMPANY          SERVED        PAST 5 YEARS     BY DIRECTOR         HELD BY DIRECTOR
-------------------  -----------     ------------  -----------------   -----------  ------------------------------
INDEPENDENT
DIRECTORS

Kenneth H. Beer      Director        _________(2)  Partner, Director   Two.         Board Member, Children's
Johnson Rice & Co.                                 of Research and                  Hospital of New Orleans;
LLC                                                Senior Energy                    Board Member, J.P. Morgan
Research Dept.                                     Analyst of                       Corporate Finance Investors;
639 Loyola Ave.                                    Johnson Rice &                   Board Member, J.P. Morgan
Suite 2775                                         Co. LLC                          U.S. Corporate Finance
New Orleans, LA                                    (investment                      Investors II; Board Member,
70113                                              banking firm).                   J.P. Morgan Europe Corporate
DOB: 6-29-57                                                                        Finance Investors II; Board
                                                                                    Member, J.P. Morgan Venture
                                                                                    Capital Investors; Board
                                                                                    Member, J.P. Morgan Venture
                                                                                    Capital Investors II; Board
                                                                                    Member, J.P. Morgan Atlas
                                                                                    Global Long/Short Equity
                                                                                    Fund, L.L.C.

Gerald A. Okerman    Director        _________(2)  President and CEO   Two.         Advisory Board Member, HMS
SOTA TEC Fund                                      of SOTA TEC Fund                 Hawaii; Chairman of the
3550 Lexington                                     (technology);                    Board, Aurora Building
Ave. North                                         prior thereto,                   Systems, Inc.; Board Member,
Suite 110                                          Corporate                        Nanocopoeia, Inc.; Board
St. Paul, MN                                       Development and                  Member, Apprise, Inc.; Board
55126-8048                                         Investment                       Member, Blizzard Genomics,
DOB: 2-21-46                                       Manager in the                   Inc.; Board Member, J.P.
                                                   Corporate                        Morgan Corporate Finance
                                                   Enterprise                       Investors; Board Member, J.P.
                                                   Development                      Morgan U.S. Corporate Finance
                                                   Department, 3M                   Investors II; Board Member,
                                                   Company (a                       J.P. Morgan Europe Corporate
                                                   multi-national                   Finance Investors II; Board
                                                   manufacturing                    Member, J.P. Morgan Venture
                                                   company).                        Capital Investors; Board
                                                                                    Member, J.P. Morgan Venture
                                                                                    Capital Investors II; Board
                                                                                    Member, J.P. Morgan Atlas
                                                                                    Global Long/Short Equity
                                                                                    Fund, L.L.C.

S. Lawrence          Director        _________(2)  Executive Vice      Two.         Board Member, AT&T Investment
Prendergast                                        President of                     Management Corp.; Board
Prendergast                                        Finance of                       Member, Batterymarch Global
Capital Management                                 LaBranche & Co.                  Emerging Markets Fund; Board
270 Davidson Ave.                                  (specialist firm                 Member, Cincinnati
Somerset, NJ  08873                                on the NYSE);                    Incorporated; Private Equity
DOB: 4-20-41                                       prior thereto                    Fund Advisory Board Member,
                                                   Chairman and CEO                 E.M. Warburg, Pincus & Co.;
                                                   of AT&T                          Private Equity Fund Advisory
                                                   Investment                       Board Member, Lehman
                                                   Management Corp.                 Brothers; International
                                                   (money management                Capital Markets Advisory
                                                   company).                        Board Member, NYSE; Board
                                                                                    Member, Turrell Fund; Board
                                                                                    Member, J.P. Morgan Corporate
                                                                                    Finance Investors;

                                        TERM OF                         NUMBER OF
                                       OFFICE(1)                       PORTFOLIOS
                     POSITION(S)         AND            PRINCIPAL        IN FUND
       NAME,          HELD WITH        LENGTH OF      OCCUPATION(S)      COMPLEX
      ADDRESS           THE              TIME            DURING         OVERSEEN         OTHER DIRECTORSHIPS
      AND AGE          COMPANY          SERVED        PAST 5 YEARS     BY DIRECTOR         HELD BY DIRECTOR
-------------------  -----------     ------------  -----------------   -----------  ------------------------------
                                                                                    Board Member, J.P. Morgan U.S.
                                                                                    Corporate Finance Investors
                                                                                    II; Board Member, J.P. Morgan
                                                                                    Europe Corporate Finance
                                                                                    Investors II; Board Member,
                                                                                    J.P. Morgan Venture Capital
                                                                                    Investors; Board Member, J.P.
                                                                                    Morgan Venture Capital
                                                                                    Investors II; Board Member,
                                                                                    J.P. Morgan Atlas Global
                                                                                    Long/Short Equity Fund, L.L.C.

INTERESTED
DIRECTORS

Joel Katzman(3)      Director        _________(2)  President and       Two.         Board Member, J.P. Morgan
J.P. Morgan                                        Chief Executive                  Multi-Strategy Fund, Ltd.;
Alternative Asset                                  Officer of J.P.                  Board Member, J.P. Morgan
Management, Inc.                                   Morgan                           Multi-Strategy Fund II, Ltd.;
522 Fifth Avenue,                                  Alternative Asset                Board Member, J.P. Morgan
Floor 10                                           Management, Inc.                 Multi-Manager Strategies
New York, NY 10036                                                                  Fund; Board Member, J.P.
DOB:  11-12-52                                                                      Morgan New Century Fund,
                                                                                    Ltd.; Board Member, J.P.
                                                                                    Morgan Atlas Strategies Fund;
                                                                                    Board Member, Chase Capital
                                                                                    Partners Private Equity Fund
                                                                                    of Funds II, Ltd.; Board
                                                                                    Member, J.P. Morgan Atlas
                                                                                    Global Long/Short Equity
                                                                                    Fund, L.L.C.; Board Member,
                                                                                    J.P. Morgan Leveraged
                                                                                    Multi-Strategy Fund II, Ltd.;
                                                                                    Board Member, J.P. Morgan MSF
                                                                                    II LP Access Fund, Ltd.;
                                                                                    Board Member, J.P. Morgan MSF
                                                                                    II LP ERISA Access Fund, Ltd.

------------------
(1)   Term of office of each Director is indefinite.

(2)   The Directors were appointed by the Members on May 26, 2004.

(3) The Director is an "interested person," as defined by the 1940 Act, of the Fund.

                                 POSITION(S) HELD    TERM OF OFFICE(1)
        NAME, ADDRESS                  WITH            AND LENGTH OF         PRINCIPAL OCCUPATION(S) DURING
          AND AGE                   THE COMPANY         TIME SERVED                    PAST 5 YEARS
-----------------------------    -----------------     -------------     --------------------------------------
OFFICERS

Joel Katzman                     Chief Executive       __________(2)     President and Chief Executive Officer,
J.P. Morgan Alternative Asset    Officer                                 J.P. Morgan Alternative Asset
Management, Inc.                                                         Management, Inc.
522 Fifth Avenue, Floor 10
New York, NY 10036
DOB:  11-12-52

                                 POSITION(S) HELD     TERM OF OFFICE(1)
        NAME, ADDRESS                  WITH            AND LENGTH OF         PRINCIPAL OCCUPATION(S) DURING
          AND AGE                   THE COMPANY         TIME SERVED                    PAST 5 YEARS
-----------------------------    -----------------     -------------     --------------------------------------
Lisa Vicital                     Chief Financial       __________(2)     Managing Director and Chief
J.P. Morgan Alternative Asset    Officer                                 Administrative Officer, J.P. Morgan
Management, Inc.                                                         Alternative Asset Management, Inc.;
522 Fifth Avenue, Floor 10                                               prior thereto Vice President and Chief
New York, NY 10036                                                       Administrative Officer, Tokyo General
DOB:  9-21-62                                                            Asset Management (an asset management
                                                                         firm).

------------------
(1)   Term of office of each Officer is indefinite.

(2) The Officers were elected at the initial Board of Directors meeting, which occurred on May 26, 2004.

COMPENSATION

      The following table shows information regarding the compensation expected to be received by the Independent Directors of the Fund and from all registered investment companies for which the Managing Member, the Investment Manager or their affiliates serve as an investment manager or managing member for the fiscal year ending March 31, 2005. No compensation is paid by the Fund to Directors who are "interested persons" of the Fund, the Managing Member, the Special Member or the Investment Manager.

            COMPENSATION TABLE FOR FISCAL YEAR ENDING MARCH 31, 2005

                                                                               TOTAL
                                                                            COMPENSATION
                                           PENSION OR                        FROM FUND
                            AGGREGATE      RETIREMENT                         AND FUND
                          COMPENSATION  BENEFITS ACCRUED  ESTIMATED ANNUAL  COMPLEX PAID
        NAME OF               FROM         AS PART OF       BENEFITS UPON        TO
        DIRECTOR           THE FUND(1)  FUND EXPENSES(2)    RETIREMENT(2)   DIRECTORS(1)
-----------------------   ------------  ----------------  ----------------  ------------
Kenneth H. Beer              $7,500     Not applicable.   Not applicable.     $17,500

Gerald A. Okerman            $7,500     Not applicable.   Not applicable.     $17,500

S. Lawrence Prendergast      $7,500     Not applicable.   Not applicable.     $17,500

-----------------
(1) The Fund is newly formed, and the amounts listed are estimated for the nine-month period beginning July 1, 2004 and ending March 31, 2005.

(2) The Fund does not have a bonus, profit sharing or retirement plan, and Directors do not receive any pension or retirement benefits from the Fund.

      The Independent Directors are each paid an annual retainer of $10,000 plus reasonable out-of-pocket expenses in consideration for their attendance at meetings of the Board of Directors, and any committees thereof, and other services they may provide to the Fund.

      The Board of Directors has formed an Audit Committee currently composed of three Directors, each an Independent Director, the functions of which are: (1) to oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund's service providers;
(2) to oversee the quality and objectivity of the Fund's financial statements and the independent audit of those statements; (3) to the extent that Directors are not members of the Audit Committee, to act as a liaison between the Fund's independent auditors and the Board of Directors; and
(4) to review the contracts between the Fund and its independent auditors, and in this regard, to generally oversee the audit engagement and to make any necessary auditor independence determinations.

      The Board of Directors has formed a Nominating and Compensation Committee currently composed of three Directors, each an Independent Director, the functions of which are: (1) to select and nominate to the Board of Directors each Independent Director and (2) recommend to the Board of Directors any appropriate changes in compensation for each Independent Director. After the initial election of Directors, no Independent Director will be elected by the Board of Directors unless nominated by the Nominating and Compensation Committee.

                             THE INVESTMENT MANAGER

      J.P. Morgan Alternative Asset Management, Inc. is the Investment Manager of the Fund and an experienced manager of alternative investment portfolios that utilize hedge funds. As a leading fund of funds manager with over twelve years experience in the development and management of alternative investment products and the evaluation and selection of alternative investment managers, the Investment Manager brings extensive expertise to the Fund.

      As part of JPMorgan Chase, the Investment Manager has access to a considerable number of committed professionals with financial, economic and investment expertise who are responsible for JPMorgan Chase's global asset management activities. As of December 31, 2003, JPMorgan Chase managed over $550 billion in assets for its institutional and private banking clients.

      As of March 31, 2004, the Investment Manager had approximately $6 billion under management primarily in a number of hedge fund of fund vehicles that are offered globally to JPMorgan Chase's private banking and institutional clients as well as approximately $1 billion in advisory assets. These vehicles and advisory accounts currently employ over 100 hedge fund managers. The Investment Manager is responsible for all investment management decisions through the selection and monitoring of Portfolio Managers.

      As of June 1, 2004, the Investment Manager managed the following hedge fund vehicles: J.P. Morgan Multi-Strategy Fund, Ltd.; J.P. Morgan Multi-Strategy Fund, L.P.; J.P. Morgan Multi-Strategy Fund II, Ltd.; J.P. Morgan Multi-Strategy Fund II, L.P.; J.P. Morgan Multi-Manager Strategies Fund - J.P. Morgan Diversified Holdings; J.P. Morgan Multi-Manager Strategies Fund - J.P. Morgan Opportunistic Holdings; J.P. Morgan New Century Fund, Ltd.; J.P. Morgan Atlas Strategies Fund - Global Long/Short Equity Strategy; J.P. Morgan Leveraged Multi-Strategy Fund II, Ltd.; J.P. Morgan MSF II LP Access Fund, Ltd.; and J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C., an investment company registered as such under the 1940 Act; and certain customized accounts.

      The principal individuals involved in the management of the Fund's assets are:

            JOEL KATZMAN, President and Chief Executive Officer of the Investment Manager, is responsible for developing and managing alternative investment products for JPMorgan Chase's private banking and institutional clients. He has been involved in the firm's alternative investment business since 1988 and has headed the group since 1993. The group currently has approximately $6 billion in discretionary assets under management and $1 billion in advisory assets invested across more than 100 hedge fund managers. Mr. Katzman serves on the Board of Directors of J.P. Morgan Multi-Strategy Fund, Ltd., J.P. Morgan Multi-Strategy Fund II, Ltd., J.P. Morgan Multi-Manager Strategies Fund, J.P. Morgan New Century Fund, Ltd., J.P. Morgan Atlas Strategies Fund, J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C., J.P. Morgan Leveraged Multi-Strategy Fund II, Ltd., J.P. Morgan MSF II LP Access Fund, Ltd., J.P. Morgan MSF II LP ERISA Access Fund, Ltd. and is on the Board of Directors and Investment Committee of Chase Capital Partners Private Equity Fund of Funds II, Ltd. Since joining the firm in 1975, Mr. Katzman has also been involved in the bank's strategic planning, financial management and treasury functions, both domestically and overseas. Mr. Katzman received a B.S. in Finance from the University of Connecticut and an M.B.A. from New York University.

            PAUL ZUMMO, a Managing Director and co-head of the Portfolio Management Group within the Investment Manager, is responsible for investment analysis, research, due diligence and portfolio management. Prior to joining the Investment Manager in July 1994, Mr. Zummo served as the Manager of retirement plan investments for the Interpublic Group of Companies from 1992 to 1994, where he was responsible for analysis, asset allocation and manager selection. From 1990 to 1992 he worked at The Chase Manhattan Bank as an investment analyst and consultant for institutional clients of the Chase Consulting Group. Mr. Zummo received a B.S. from the State University of New York at Albany and an M.B.A. from New York University. He is a Chartered Financial Analyst ("CFA") and a member of the Association for Investment Management and Research ("AIMR").

            JAMES WELCH, a Managing Director and co-head of the Portfolio Management Group within the Investment Manager, is responsible for investment analysis, research, due diligence and portfolio management. Prior to joining the Investment Manager in June of 1998, Mr. Welch worked at J.P. Morgan & Co. from 1980 to 1998. From 1995 to 1998 he was a Vice President at J.P. Morgan Investment Management Limited where he spearheaded the development of global investment capabilities and risk management for over-the-counter derivatives. Earlier assignments at J.P. Morgan Securities included management and product development roles in interest rate, currency, commodity and credit derivatives. Mr. Welch received a B.A. in Modern European History from Harvard University.

            COREY CASE, a Vice President of the Investment Manager, is head of the Risk Management and Performance Analysis Group. Prior to joining the Investment Manager in January 2001, Mr. Case was head of risk management for alternative investments at the former J.P. Morgan Investment Management, covering hedge funds, real estate and the private equity businesses from 1999 to 2001. Prior to that role, Mr. Case worked in the financial risk management group supporting J.P. Morgan's proprietary trading and market making functions, concentrating on the fixed income and foreign exchange books, and later managed the group supporting global credit risk management from 1996 to 1999. Other experience includes developing and heading an asset/liability management function for a regional bank and credit analysis from 1993 to 1996. He received a B.S. in Finance from SUNY Institute of Technology, and an M.B.A. from LeMoyne College. Mr. Case has completed the three examinations for the Chartered Financial Analyst program.

            REMI BOUTEILLE, a Vice President of the Investment Manager, is a senior analyst in the Portfolio Management Group and is responsible for investment analysis, research, due diligence and portfolio management. Prior to joining the Investment Manager in October 2000, Mr. Bouteille was responsible for manager selection, asset allocation as well as quantitative and qualitative analysis of various alternative investment strategies at Lake Partners Inc. from 1998 to 2000. Prior to that role Mr. Bouteille served as a hedge fund analyst at The Rayner & Stonington Fund, LP from 1997 to 1998. He has also held positions at Vivendi-SDEL and CIN-CIC. Mr. Bouteille received his M.B.A from the University of Massachusetts in Finance, a graduate degree in Finance from Rouen Graduate School of Management, and his undergraduate degree in Math and Engineering from University of Paris.

            SHOAIB KHAN, a Vice President of the Investment Manager, is a senior analyst in the Portfolio Management Group and is responsible for investment analysis, research, due diligence and portfolio management. Prior to joining the Investment Manager in October 2002, Mr. Khan worked for LJH Global Investments, LLC, where he was senior vice president of research from 2000 to 2002. At LJH, Mr. Khan was responsible for the quantitative and qualitative analysis of a number of hedge fund strategies, manager selection and portfolio management. Prior to that role, Mr. Khan was the chief financial officer at the City of Miami GESE Retirement Trust from 1994 to 2000, where he was responsible for investment and finance functions at the State of Florida and prior to that role he worked at Libas Inc. for seven years. Mr. Khan received his M.A. in Accounting from Nova Southeastern University and his B.B.A. from Florida International University. He is a CFA and is a member of the AIMR.

            KEVIN KUNTZ, a Vice President of the Investment Manager, is a senior analyst in the Portfolio Management Group and is responsible for investment analysis, research, due diligence and portfolio management. Prior to joining the Investment Manager in August 2001, Mr. Kuntz worked as a senior hedge fund analyst at Citco Fund Advisors, LLC from 1999 to 2001. At Citco, Mr. Kuntz performed qualitative analysis and participated in the manager selection process for the firm's multi-manager products. Prior to that role, Mr. Kuntz was a risk analyst for CS First Boston and CFO for a fixed-income hedge fund from 1994 to 1999. Before joining the hedge fund, he worked in Equity Sales at CS First Boston for over three years and was a fixed-income trader at Mabon, Nugent, & Co from 1987 to 1991. Mr. Kuntz received a B.S. in Finance from St. John's University.

            MARK KESSLER, a Vice President of the Investment Manager, is a senior analyst in the Portfolio Management Group and is responsible for investment analysis, research, due diligence and portfolio management. Prior to joining the Investment Manager in June 2002, Mr. Kessler was a currency derivatives trader in the J.P. Morgan Chase Global Markets Group from 1999 to 2001. He joined the bank in 1997 as an associate in the Global Markets Trading Program and was a market maker and relative value arbitrage trader with the Chase Global Markets Commodities group. Prior to joining J.P. Morgan Chase, Mr. Kessler was an equity and derivatives salesman at Oscar Gruss & Son and worked at Bank Julius Baer from 1992 to 1995. Mr. Kessler received an M.B.A. from the Columbia Business School and a B.A. in History from the University of Massachusetts at Amherst.

      The Investment Manager is registered as an investment adviser with the SEC. The Investment Manager is also registered as a CPO and a CTA with the CFTC, and is a member of the NFA, but will not act as a CPO with respect to the Fund, and has claimed an exemption from registration as a CTA provided by CFTC Rule 4.14(a)(8) with respect to its investment management services rendered to certain types of clients, including the Fund. Accordingly, the Investment Manager will not be subject to registration or regulation as a CPO with respect to the Fund, and will render commodity trading advice to the Fund as though the Investment Manager were not registered as a CTA.

                         INVESTMENT MANAGEMENT AGREEMENT

      The Fund has entered into an Investment Management Agreement with the Investment Manager, under which the Investment Manager will be responsible for investment decisions through the selection and monitoring of Portfolio Managers and the allocation of assets among them, subject to the policies of the Fund and the oversight of the Board of Directors. Under the Investment Management Agreement, the Fund will pay the Investment Manager a monthly Management Fee and a monthly Manager Administrative Services Fee. See "Management Fee and Manager Administrative Services Fee."

      The Investment Management Agreement, effective as of the Initial Closing Date, will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year if the continuance is approved at least annually by a majority vote of the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund's Independent Directors. The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to the Investment Manager.

      Under the Investment Management Agreement, the Fund indemnifies and holds harmless the Investment Manager from and against any loss or expense suffered or sustained by it or its affiliates by reason of the fact that it is or was the Investment Manager to the Fund, including, without limitation, any judgment, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense does not result from the Investment Manager's negligence, willful misfeasance or bad faith, and in the case of criminal proceedings, the Investment Manager had no reasonable cause to believe its action was unlawful.

                         ADMINISTRATOR AND ESCROW AGENT

      The Fund has retained the Administrator, PFPC Inc., whose principal business address is 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative and investor services to the Fund. Under the terms of an administration agreement entered into between the Fund and the Administrator (the "Administration Agreement"), the Administrator is responsible, directly or through its agents, for, among other things: (1) maintaining a list of Members and generally performing all actions related to the issuance, repurchase and transfer of Interests, if any; (2) accepting payment for Interests; (3) computing and disseminating the net asset value of the Fund in accordance with the LLC Agreement; (4) preparing for review the annual financial statements of the Fund, as well as quarterly reports regarding the Fund's performance and net asset value; and (5) performing additional services, as agreed upon, necessary in connection with the administration of the Fund. The Administrator may retain third parties, including its affiliates or those of the Investment Manager, to perform some or all of these services.

      The Administrator will be paid: (1) an annual fee, payable monthly, for administration and accounting services ranging from 0.035% to 0.075% of the Fund's average net assets, with a minimum monthly fee of $6,250; (2) an annual fee, payable monthly, for regulatory administration services of 0.015% of the Fund's average net assets, with a minimum monthly fee of $3,334; and (3) an annual fee for Member services of $150 per Member, with a minimum monthly fee of $1,000 (the fees in (1) through (3), together with the fees for any other services provided by the Administrator from time to time, collectively, the "Administrative Fee"). The Administrator will also be reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund. The Administrative Fee may be renegotiated from time to time between the parties. The Administration Agreement may be terminated at any time by either of the parties upon not less than 90 days' written notice.

      PFPC Inc. also serves as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be purchased and monies may be transmitted to the Fund. PFPC Inc. will receive no fees as Escrow Agent, but will be reimbursed by the Fund for out-of-pocket expenses relating to escrow services provided to the Fund. To the extent permitted by the 1940 Act, the Fund has agreed under certain circumstances to indemnify the Administrator and the Escrow Agent from liabilities in connection with its services to the Fund.

                                    CUSTODIAN

      PFPC Trust Company serves as the Custodian of the assets of the Fund, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Directors. Assets of the Fund are not held by the Managing Member, the Investment Manager or commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account. The Custodian's principal business address is 8800 Tinicum Boulevard, Philadelphia, Pennsylvania 19153. The Custodian is paid the following fees with respect to the services it provides to the Fund:
(1) a monthly fee of 0.005% of the Fund's average gross assets; (2) a minimum fee for Fund services of $795 per month; and (3) a transaction services fee of $15 per transaction (the fees in (1) through (3), collectively, the "Custodian Fee"). The Custodian will also be reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund. The Custodian Fee may be renegotiated from time to time between the parties. To the extent permitted by the 1940 Act, the Fund has agreed under certain circumstances to indemnify the Custodian from liabilities in connection with its services to the Fund.

                                  FUND EXPENSES

EXPENSES OF THE INVESTMENT MANAGER

      The Investment Manager will bear all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Managers, as well as its other ordinary operating expenses. The Investment Manager may also provide, or arrange at its expense, for certain management and administrative services to be provided to the Fund and the Managing Member. Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials relating to the Investment Manager with state and U.S. federal regulators; and reviewing and arranging for payment of the Fund's expenses.

EXPENSES OF THE FUND

      The Fund will pay or assume all ordinary operating expenses of the Fund, other than the expenses assumed by the Investment Manager described above. Expenses to be borne by the Fund include, without limitation:

   - all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Portfolio Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments in Investment Funds or Separately Managed Accounts (whether or not consummated), and enforcing the Fund's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, third-party research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys (including JPMorgan Chase internal legal counsel) and experts for advice relating to the Fund) and, if applicable in the event the Fund invests through a Separately Managed Account (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

   - all costs and expenses associated with the establishment of Separately Managed Accounts (whether or not consummated);

   -  any non-investment related interest expense;

   - attorneys' fees and disbursements associated with preparing and updating the Registration Statement, including this Private Placement Memorandum, agreements between the Fund and its service providers, subscription documents and other Fund-related documents, and with qualifying prospective investors;

   - expenses, including attorneys' fees and disbursements, relating to litigation or proceedings or examinations brought in state or federal courts, including, but not limited to, those by the Internal Revenue Service or other governmental bodies or self-regulatory organizations;

   - fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund;

   - the Administrative Fee and out-of-pocket expenses reimbursed to the Administrator;

   -  fees paid and out-of-pocket expenses reimbursed to the Custodian;

   -  escrow and other recordkeeping fees and expenses;

   - the costs of errors and omissions/directors' and officers' liability insurance and a fidelity bond;

   - the fees of the Independent Directors and out-of-pocket expenses of all Directors in attending meetings of the Board of Directors and committees of the Board;

   - the out-of-pocket expenses of any representative of the Managing Member in attending meetings of the Board of Directors;

   -  the Management Fee and Manager Administrative Services Fee;

   - the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members;

   - all expenses relating to meetings of the Members, including travel and other out-of-pocket expenses of all Directors and any representative of the Managing Member in attending such meetings;

   - all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Investment Manager and any custodian or other agent engaged by the Fund; and

   - any extraordinary expenses, including indemnification expenses as provided for in the LLC Agreement.

Subject to the Expense Limitation Agreement, the Investment Manager and the Managing Member will be repaid by the Fund for any of the above expenses that they pay on behalf of the Fund, except as otherwise provided above.

      The Fund and the Investment Manager have entered into an Expense Limitation Agreement under which the Investment Manager will agree to waive its fees and, if necessary, reimburse expenses in respect of the Fund for each fiscal year that the Expense Limitation Agreement is in place so that the total operating expenses of the Fund (excluding interest, brokerage commissions, other transaction-related expenses and any extraordinary expenses of the Fund as well as any Incentive Allocation) do not exceed 2.30% (comprising the 1.5% Management Fee, the 0.15% Manager Administrative Services Fee and not more than a further 0.65% for other operating expenses) on an annualized basis of the Fund's net assets as of the end of each month. The Fund's organizational expenses will be borne and recognized as expenses by the Fund on the Initial Closing Date, subject to any obligation of the Investment Manager to reimburse those expenses under the Expense Limitation Agreement. Costs incurred and to be incurred in connection with the initial offering of Interests will be deferred and amortized by the Fund over the period of benefit not to exceed 12 months from the Initial Closing Date. Under the Expense Limitation Agreement, any waivers or reimbursements made by the Investment Manager will be subject to repayment by the Fund within three years of the end of the fiscal year in which the waiver or reimbursement is made, provided that repayment does not result in the Fund's aggregate operating expenses exceeding the foregoing expense limitations. The Expense Limitation Agreement will have an initial term ending March 31, 2005, and will automatically renew for one-year terms. The Expense Limitation Agreement may be terminated by the Investment Manager or the Fund upon thirty
(30) days' prior written notice to the other party.

      Investment Funds will bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers generally will assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund itself. As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Portfolio Managers.

             MANAGEMENT FEE AND MANAGER ADMINISTRATIVE SERVICES FEE

      In consideration of the advisory and administrative services provided by the Investment Manager to the Fund, the Fund will pay the Investment Manager a monthly Management Fee equal to 0.125% (1.50% on an annualized basis) and a monthly Manager Administrative Services Fee equal to 0.0125% (0.15% on an annualized basis) of the month-end capital account balance of each Member, before giving effect to repurchases, Repurchase Fees (if any) or the Incentive Allocation, and after giving effect to other expenses. The Management Fee and the Manager Administrative Services Fee will be expenses paid out of the Fund's assets, and will be allocated to and debited against each Member's capital account (including the capital accounts of the Investment Manager, the Managing Member, the Special Member and any of their respective affiliates to the extent any of them holds an Interest). The Management Fee and the Manager Administrative Services Fee will be paid monthly in arrears within 20 days after the end of each month. Subject to the 1940 Act, the Investment Manager, in its discretion, may remit to any Member all or a portion of its past profits earned with respect to the Capital Account of that Member. A portion of the Management Fee may be paid to Placement Agents that assist in the placement of Interests and may be affiliated with the Investment Manager, and any such payments will be in addition to the direct placement fees paid by investors. See "Subscriptions for Interests - Placement Fees."

                        CAPITAL ACCOUNTS AND ALLOCATIONS

CAPITAL ACCOUNTS

      The Fund will maintain a separate capital account for each Member (including the Investment Manager, the

Managing Member, the Special Member and any of their respective affiliates to the extent any of them holds an Interest). Each such capital account will have an opening balance equal to the Member's initial contribution to the capital of the Fund and will be increased by the sum of the amount of cash and the value of any securities contributed by the Member to the capital of the Fund, plus any amounts credited to the Member's capital account as described below. The Fund will track separately each contribution to the Fund as if it were a separate capital account. Each Member's capital account will be reduced by the amount of any repurchase by the Fund of the Interest held by the Member, plus the amount of any distributions to the Member, plus any amounts debited against the Member's capital account as described below.

ALLOCATION OF GAINS AND LOSSES; INCENTIVE ALLOCATION

      At the end of each Allocation Period of the Fund, any net capital appreciation or net capital depreciation of the Fund, as the case may be, is allocated to the capital accounts of all of the Members of the Fund (including the Investment Manager, the Managing Member, the Special Member and any of their respective affiliates to the extent any of them holds an Interest) in proportion to their respective opening capital account balances for such Allocation Period. "Net capital appreciation" refers to the increase in the value of the Fund's net assets, including unrealized gains, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests, Management Fees and Manager Administrative Services Fees, but after giving effect to expenses other than Management Fees and Manager Administrative Services Fees), and with respect to any calendar year or other period used to determine the Incentive Allocation, refers to aggregate net capital appreciation for such period less aggregate net capital depreciation for such period. "Net capital depreciation" refers to the decrease in the value of the Fund's net assets, including unrealized losses, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests, Management Fees and Manager Administrative Services Fees, but after giving effect to expenses other than Management Fees and Manager Administrative Services Fees), and with respect to any calendar year or other period used to determine the Incentive Allocation, refers to aggregate net capital depreciation for such period less aggregate net capital appreciation for such period. There shall also be debited against the capital account of each Member such Member's allocable share of the Management Fee and the Manager Administrative Services Fee, as described under "Management Fee and Manager Administrative Services Fee" above.

      At the end of each calendar year of the Fund, a Member's return on its investment for the year will be determined and a portion of the net capital appreciation allocated to each Member's capital account during the year, net of such Member's pro rata share of the Management Fee and the Manager Administrative Services Fee, will be reallocated to the capital account of the Special Member in the following manner: (1) the Preferred Return will remain allocated to such Member; (2) the Catch-Up will be reallocated to the Special Member; and (3) thereafter, 95% of any net capital appreciation will remain allocated to such Member, and the remaining 5% of such net capital appreciation will be reallocated to the Special Member. As stated earlier, the amounts reallocated to the Special Member under (2) and (3) above are referred to as the "Incentive Allocation."

      For example, for a $100,000 investment as of January 1 that generates a 15% return for the year, the following return would be retained by the Member after the Incentive Allocation to the Special Member.

                                               SPECIAL
                                    MEMBER      MEMBER      TOTAL
                                   --------   ---------    --------
Initial Value                      $100,000                $100,000
1. Preferred Return                $  6,000                $  6,000
2. Catch-Up                                   $     300    $    300
3. Remaining Profits ($8,700)
   Member Allocation (95%)         $  8,265                $  8,265
   Special Member Allocation (5%)             $     435    $    435
Ending Value                       $114,265   $     735    $115,000

% Return/Incentive Allocation        14.265%      0.735%         15%

      No Incentive Allocation will be made, however, with respect to a Member's capital account until any Loss Carryforward of such Member has been recovered. Any Loss Carryforward of a Member will be reduced proportionately to reflect the repurchase of any portion of that Member's Interest. The performance of each capital contribution made by a Member during a calendar year will be separately tracked, and the Incentive Allocation, the Preferred Return and any Loss Carryforward for a Member will be determined separately with respect to each such capital contribution as if it were a separate capital account. If a particular capital contribution relating to a Member's capital account has been in the Fund for less than a 12-month period, the Incentive Allocation will be determined as follows: (1) the Preferred Return will be the monthly rate of return that, if compounded on a monthly basis for a full year, would result in a return of 6% per year, (i.e., a monthly rate of return of 0.4868%), compounded for the number of months such capital contribution has been in the Fund and (2) the Catch-Up will be pro-rated to reflect the portion of the year for which such capital contribution has been in the Fund. Upon a repurchase of an Interest (other than at the end of a calendar year) from a Member, an Incentive Allocation will be determined and allocated to the Special Member, and in the case of any repurchase of a partial Interest, on a "first in - first out" basis (i.e., the portion of the Interest being repurchased (and the amount with respect to which the Incentive Allocation is calculated) will be deemed to have been taken from the first capital contribution of such Member (as such contribution has been adjusted for net capital appreciation or depreciation, Management Fees, Manager Administrative Services Fees and other expenses) until it is decreased to zero and from each subsequent capital contribution until such contribution (as adjusted) is decreased to zero). An Incentive Allocation will also be determined in respect of each Member and allocated to the Special Member at the time of liquidation of the Fund. Any Incentive Allocation to be determined and allocated in respect of a period of less than 12 months will be determined in the same manner as the Incentive Allocation for any capital contributions that have been in the Fund for less than a 12-month period, as described above. Because the performance of each capital contribution made by a Member during a calendar year will be separately tracked, an Incentive Allocation may be made with respect to a Member's capital account even though such Member's aggregate return for the relevant period is not positive or does not exceed the Preferred Return. Subject to the 1940 Act, in certain limited circumstances, the Special Member may, in its sole discretion, elect to remit to a Member having a significant capital account balance a portion of the Incentive Allocation made with respect to such Member's capital account. The Special Member may assign its right to receive all or any part of the Incentive Allocation to one or more entities which are owned by JPMorgan Chase or its affiliates and/or certain employees of JPMorgan Chase, and any such entity may, with the consent of the Managing Member, be admitted to the Fund as an additional or substitute Special Member.

      Appendix A sets out various examples that illustrate the calculation of the Incentive Allocation.

      The Managing Member has the right to amend, without the consent of the Members, the LLC Agreement so that the Incentive Allocation provided in the Agreement conforms to any applicable requirements of the SEC and other regulatory authorities; provided that such amendment does not increase the Incentive Allocation or otherwise have an adverse economic effect on the Members (other than the Special Member).

ALLOCATION OF SPECIAL ITEMS - CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

      Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Member will be debited against the capital account of that Member as of the close of the Allocation Period during which the Fund paid those obligations, and any amounts distributable at or after that time to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of the Member, assist the Member in applying for the refund.

      Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will generally be charged to only those Members on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Members as of the close of the Allocation Period during which the items were paid or accrued by the Fund.

RESERVES

      The Managing Member may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Managing Member and accruable under accounting principles generally accepted in the United States. Reserves will be in such amounts (subject to increase or reduction) that the Managing Member may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, is deemed by the Managing Member, in its sole discretion, to be material, the amount of the reserves, increase, or decrease may instead be charged or credited to those investors who were Members at the time, as determined by the Managing Member, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

                               NET ASSET VALUATION

      The Fund will compute its net asset value as of the last day of each month, generally by the 16th day of the following month or the next business day thereafter. In determining its net asset value, the Fund will value its investments as of such month-end. The net asset value of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The net asset value of any Member's Interest on any date will be equal to that Member's capital account balance, after giving effect to all allocations that are made as of that date in accordance with the procedures described under "Capital Accounts and Allocations" above, and the aggregate net asset values of the Interests of all of the Members, including the Special Member, will equal the net asset value of the Fund. The Board of Directors has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment Fund's valuation policies. As a general matter, the fair value of the Fund's interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio. Using the nomenclature of the hedge fund industry, any values reported to the Fund as "estimated" or "final" values should reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund's valuation date.

      Prior to investing in any Investment Fund, the Investment Manager will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Investment Manager reasonably believes to be consistent with those used by the Fund for valuing its own investments. On an ongoing basis, the Investment Manager will seek to assess the accuracy of each Investment Fund's reported valuations using various means, including discussing generally monthly, but at least quarterly, the performance of the Investment Fund with the Investment Fund's Portfolio Manager, reviewing the Investment Fund's audited financial statements for any qualifications to the audit opinion or other material items, and taking into account any other reasonably available information that the Investment Manager deems relevant. Although the procedures approved by the Board of Directors provide that the Investment Manager will review the valuations provided by the Portfolio Managers or administrators to the Investment Funds, neither the Investment Manager nor the Board will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers or administrators.

      The Fund's valuation procedures require the Investment Manager to consider all relevant information available at the time the Fund fair values its portfolio. The Investment Manager and/or the Board of Directors will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Manager or administrator of an Investment Fund does not represent the fair value of the Fund's investment in the Investment Fund. Although redemptions of interests in Investment Funds are generally subject to advance notice requirements, Investment Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Directors, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemptions, or when there have been no recent subscriptions for or redemptions of Investment Fund interests, the Fund may determine that it is appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board of Directors.

      The procedures approved by the Board of Directors provide that, when deemed appropriate by the Investment Manager and so long as it is consistent with the 1940 Act, investments in the Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of subscriptions by or redemptions from third parties of interests of Investment Funds at prices materially different from cost or in other circumstances in which cost may not approximate fair value (which could include situations in which there are no subscriptions by or redemptions from third parties). In such a situation, the Fund's investment will be valued in a manner that the Investment Manager, in accordance with procedures approved by the Board of Directors, determines in good faith best reflects approximate market value. The Board of Directors, or a valuation committee of the Board comprised of at least one Independent Director (the "Valuation Committee"), will be responsible for ensuring that the valuation policies utilized by the Investment Manager are fair to the Fund and consistent with applicable regulatory guidelines.

      The valuations reported by the Portfolio Managers or administrators of the Investment Funds, upon which the Fund calculates its month-end net asset value and net asset value for each Interest, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. As a result, the Fund's issuance or repurchase of Interests at net asset value based on the fair value of its assets may have the effect of diluting or increasing the economic interest of existing Members, as well as those Members who purchased and/or had their Interests repurchased.

      If Subadvisers are engaged to manage a portion of the Fund's assets, or if the Fund holds any securities other than interests in Investment Funds, the Fund will generally value the portfolio securities of any Separately Managed Accounts and the portfolio securities held by the Fund as follows:

   - U.S. exchange-listed and NASDAQ-traded equity securities (other than options) will be valued at their closing sale prices or official prices as reported on the exchange on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their bid prices (or ask prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

   - Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units.

      The Board of Directors and the Valuation Committee will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Directors to represent fair value.

   - If, in the view of the Investment Manager, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Investment Manager may request the Valuation Committee to instead adopt procedures to be used by the Investment Manager, if so delegated by the Board of Directors and in accordance with procedures adopted by the Board of Directors, to value the security at fair value, subject to the oversight of the valuation committee.

   - All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using exchange rates provided by a pricing service. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When an event materially affects the values of securities held by the Fund or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

      Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund's net assets if the Board of Directors' or the Investment Manager's judgments regarding appropriate valuations should prove incorrect.

                              CONFLICTS OF INTEREST

      The Investment Manager, JPMorgan Chase and their affiliates (collectively, for the purposes of this section, "JPMorgan Chase") and their partners, officers and employees, including those involved in the investment activities and business operations of the Fund, are engaged in business unrelated to the Fund.

      JPMorgan Chase is a major participant in the global currency, equity, commodity, fixed-income and other markets in which the Fund directly or indirectly invests. As such, JPMorgan Chase is actively engaged in transactions in the same securities and other instruments in which the Portfolio Managers selected by the Investment Manager may invest. Issuers of securities held by a Portfolio Manager may have publicly or privately traded securities in which JPMorgan Chase is an investor. The proprietary activities or portfolio strategies of JPMorgan Chase, or the activities or strategies used for accounts managed by JPMorgan Chase for other customer accounts, could conflict with the transactions and strategies employed by a Portfolio Manager and affect the prices and availability of the securities and instruments in which the Portfolio Manager invests. JPMorgan Chase's trading activities are carried out without reference to positions held directly or indirectly by the Fund and may have an effect on the value of the positions so held or may result in JPMorgan Chase having an interest in the issuer adverse to that of the Fund. JPMorgan Chase is not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, JPMorgan Chase may compete with the Fund for appropriate investment opportunities.

      Subject to the 1940 Act, JPMorgan Chase may create, write or issue derivative instruments with respect to which the counterparty is an Investment Fund or the performance of which is based on the performance of an Investment Fund. JPMorgan Chase may provide brokerage services to Investment Funds in compliance with applicable law. JPMorgan Chase may keep any profits, commissions and fees accruing to it in connection with its activities for itself and other clients, and the fees or allocations from the Fund to the Investment Manager or its affiliates will not be reduced thereby.

      To the extent permitted by applicable law, JPMorgan Chase from time to time may invest proprietary or client capital with investment advisers, including Portfolio Managers selected by the Fund, and may also invest in the same hedge fund management companies in which the Fund may invest. In addition, JPMorgan Chase may have other business relationships with such Portfolio Managers.

      The Investment Manager provides investment management services to other clients, including other multi-manager funds and discretionary managed accounts, that follow investment programs substantially similar to that of the Fund. As a result, when a limited investment opportunity would be appropriate for the Fund and also for one or more of its other clients, the Investment Manager will be required to choose among the Fund and such other clients in allocating such opportunity, or to allocate less of such opportunity to the Fund than the Investment Manager would ideally allocate if it did not provide investment management services to other clients. In addition, the Investment Manager may determine that an investment opportunity is appropriate for a particular client, or for itself or an affiliate, but not for the Fund. Situations may arise in which other client accounts managed by the Investment Manager or its affiliates have made investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund. The Investment Manager attempts to allocate limited investment opportunities among the Fund and its other client accounts in a manner it believes to be reasonable and equitable.

      Subject to the 1940 Act, and any interpretations of that Act, the Investment Manager may allocate assets of the Fund to Portfolio Managers affiliated with it or with which it has a business relationship, but not on terms more favorable to such Portfolio Managers than could be obtained through arm's-length negotiation. The Investment Manager or its affiliates may enter into placement agent agreements with a Portfolio Manager pursuant to which such Portfolio Manager may compensate the Investment Manager or its affiliates for referring investors (other than the Fund) to the Portfolio Manager.

      The Fund may enter into transactions with JPMorgan Chase to the extent permitted by the 1940 Act and the Advisers Act, and interpretations of those Acts. The Investment Manager will, to the extent required by law, obtain the consent of the Managing Member prior to entering into such transactions. In that respect, the Fund may buy investments from, and sell investments to, JPMorgan Chase, and JPMorgan Chase may act as the Fund's counterparty in connection with swaps, options, forward contracts and other derivative instruments. When the Investment Manager deems it appropriate, the Investment Manager may cause the Fund to enter into a transaction with another client account, such as the purchase or sale of interests in hedge funds.

      JPMorgan Chase may effect "agency cross transactions" involving the Fund. In an agency cross transaction, the Investment Manager would cause the Fund to enter into a transaction with respect to which JPMorgan Chase acts as a broker for both the Fund and for the person on the other side of the transaction. JPMorgan Chase may receive commissions from, and have potentially conflicting responsibilities regarding, both parties to such agency cross transactions. To the extent legally required, the Investment Manager will not cause the Fund to engage in an agency cross transaction without the prior consent of the Managing Member.

      Subject to the 1940 Act, the Fund, when the Investment Manager deems it appropriate, may borrow funds from JPMorgan Chase, including to make payments in respect of the repurchase of Interests, at rates comparable to rates available to the Fund from third parties.

      A Portfolio Manager that is not affiliated, within the meaning of the 1940 Act, with the Fund, may purchase investments that are issued, or the subject of an underwriting or other distribution, by JPMorgan Chase. Such a Portfolio Manager may invest, directly or indirectly, in the securities of companies affiliated with JPMorgan Chase or in which JPMorgan Chase has an equity or participation interest. The purchase, holding and sale of such investments by a Portfolio Manager may enhance the profitability of JPMorgan Chase's own investments in such companies.

      JPMorgan Chase and its officers, directors, partners, members, or employees, may have banking and investment banking relationships with the issuers of securities that are held by the Investment Funds or by the Fund. They may also own the securities of these issuers. In making investment decisions for the Fund, however, the Investment Manager does not obtain or use material inside information acquired by any division, department, or affiliate of JPMorgan Chase in the course of those relationships.

      The Investment Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees and affiliates of the Investment Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates. To lessen the possibility that the Fund will be adversely affected by this personal trading, each of the Fund, the Managing Member and the Investment Manager has adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102. In addition to the Codes of Ethics, the Fund and the Investment Manager will each designate a Chief Compliance Officer pursuant to the requirements of the 1940 Act. The Fund and the Investment Manager are subject to periodic examination by the SEC for compliance with the 1940 Act and the Advisers Act.

      The Investment Manager and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules adopted under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, investment managers or managing members. These transactions would be effected in circumstances in which the Investment Manager determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

      Other present and future activities of the Investment Manager and its affiliates, and their principals, partners, directors, officers or employees, may give rise to additional conflicts of interest.

              CONFLICTS OF INTEREST RELATING TO PORTFOLIO MANAGERS

      The Investment Manager anticipates that each Portfolio Manager will consider participation by the Fund or an Investment Fund in which the Fund participates in all appropriate investment opportunities that are also under consideration for investment by the Portfolio Manager for investment funds and other accounts managed by the Portfolio Manager other than the Fund ("Portfolio Manager Accounts"), that pursue investment programs similar to that of the Fund. Circumstances may arise, however, under which a Portfolio Manager will cause its Portfolio Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Portfolio Manager will commit assets of the Fund or an Investment Fund. Circumstances may also arise under which a Portfolio Manager will consider participation by its Portfolio Manager Accounts in investment opportunities in which the Portfolio Manager intends not to invest on behalf of the Fund or an Investment Fund, or vice versa.

      Situations may occur when the Fund could be disadvantaged by investment activities conducted by the Portfolio Manager for the Portfolio Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Fund, or an Investment Fund in which the Fund and/or Portfolio Manager Accounts participate (collectively, "Co-Investors" and, individually, a "Co-Investor"), limiting the size of the Fund's or an Investment Fund's position; (2) legal prohibitions on the Co-Investors' participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

      A Portfolio Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Portfolio Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Portfolio Manager determined it was appropriate for the Investment Fund to purchase and a Portfolio Manager Account to sell, or the Investment Fund to sell and a Portfolio Manager Account to purchase, the same security or instrument on the same day.

      Each Portfolio Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Portfolio Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates. Future investment activities of the Portfolio Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

      Portfolio Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates. In addition, Portfolio Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Investment Manager may provide to one or more Portfolio Manager Accounts or the Fund.

                                    BROKERAGE

      Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

      The Investment Manager expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Investment Manager can give no assurance that a Portfolio Manager (including a Subadviser) will adhere to, and comply with, the described practices. The Investment Manager generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Investment Fund. The Investment Manager may consider the broker selection process employed by a Portfolio Manager as a factor in determining whether to invest in its Investment Fund. The Investment Manager expects that each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

      Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Portfolio Manager) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with an Investment Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the Managing Member and the Investment Manager may effect brokerage transactions for an Investment Fund.

                           SUBSCRIPTIONS FOR INTERESTS

SUBSCRIPTION TERMS

      After the Initial Closing Date, the Fund intends to accept subscriptions for Interests as of the first day of each quarter, except that the Fund may offer Interests more frequently as determined by the Managing Member. Any amounts received in advance of a closing will be placed in an interest-bearing escrow account with the Escrow Agent prior to their investment in the Fund. All subscriptions are subject to the receipt of a properly completed subscription agreement and cleared funds in the full amount of the subscription on or prior to the applicable dates set out in the subscription agreement. Cleared funds received prior to the due date set out in the subscription agreement will earn interest until such due date, and any such interest will be added to the amount of the investor's subscription and invested in the Fund. The Managing Member reserves the right to reject any subscription for Interests and the Managing Member may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

      The minimum initial investment in the Fund from each investor is $50,000, and the minimum additional investment in the Fund is $25,000. The minimum initial and additional investments may be reduced by the Managing Member with respect to certain investors. The Managing Member may, in its discretion, cause the Fund to repurchase the entire Interest held by a Member if the Member's capital account balance in the Fund, as a result of repurchase or transfer requests by the Member, is less than $50,000.

      Except as otherwise permitted by the Managing Member in its sole discretion, all subscriptions must be made in cash and must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Subscriptions are payable in one installment. If the Managing Member chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

      Each new Member must agree to be bound by all of the terms of the LLC Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

ELIGIBLE INVESTORS

      Each prospective investor in the Fund will be required to certify to the Fund that the Interest subscribed for is being acquired for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and a "qualified client" within the meaning of Rule 205-3 under the Advisers Act. As stated previously in this Private Placement Memorandum, investors who are "accredited investors" as defined in Regulation D and "qualified clients" within the meaning of Rule 205-3 under the Advisers Act are referred to in this Private Placement Memorandum as "Eligible Investors." Existing Members who subscribe additional capital to their Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Member are set out in the subscription agreement that must be completed by each prospective investor.

PLACEMENT FEES

      Placement Agents may be retained by the Fund or the Managing Member to assist in the placement of Interests. A Placement Agent, which may include the Investment Manager and its affiliates, will generally be entitled to receive a fee of up to 3.0% of the accepted subscription amount from each investor in the Fund whose Interest the Agent places.

      The placement fee will be added to a prospective investor's subscription amount; it will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent for certain investors. The Placement Agent may, in its sole discretion, aggregate investments made through certain related accounts (including family trusts or other similar investment vehicles) in determining the applicability of placement fees.

               REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

NO RIGHT OF REDEMPTION

      No Member or other person holding an Interest acquired from a Member will have the right to require the Fund to redeem the Interest. No public market for the Interests exists, and the Managing Member contemplates that one will not develop. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Fund, as described below.

REPURCHASES OF INTERESTS

      The Fund may from time to time repurchase Interests from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. To the extent authorized by the Board of Directors, the Investment Manager expects that the Fund will offer to repurchase Interests from Members of up to 25% of the Fund's net assets quarterly during each year. In determining whether the Fund should offer to repurchase Interests from Members, the Board of Directors will consider the recommendation of the Investment Manager and the Managing Member. The Investment Manager and the Managing Member expect that they will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members as of December 31, 2004. The Investment Manager and the Managing Member expect that they will recommend to the Board of Directors that, after that date, the Fund offer to repurchase Interests from Members quarterly, effective as of the last day of March, June, September and December. In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

   -  whether any Members have requested to tender Interests to the Fund;

   - the liquidity of the Fund's assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

   - the investment plans and working capital and reserve requirements of the Fund;

   - the relative economies of scale of the tenders with respect to the size of the Fund;

   -  the history of the Fund in repurchasing Interests;

   - the availability of information as to the value of the Fund's interests in Investment Funds;

   - the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

   - any anticipated tax consequences to the Fund of any proposed repurchases of Interests; and

   -  the recommendations of the Managing Member and/or the Investment Manager.

      The LLC Agreement provides that the Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender its entire Interest for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

      The Fund will repurchase Interests from Members at net asset value pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Members or persons holding Interests acquired from Members. The net asset value of a Member's Interest will be calculated in accordance with the Fund's procedures as of the Repurchase Date, after giving effect to all allocations that are made as of that date (including any Incentive Allocation to the Special Member in respect of the Interest (or portion of the Interest) being repurchased). Members tendering a dollar amount of their Interest for repurchase should take these calculations into account when determining the dollar amount to be repurchased. Please see Example 5 of Appendix A for an illustration of the calculation of the Incentive Allocation in such circumstances. As mentioned above, the Repurchase Date is generally expected to be March 31, June 30, September 30 and December 31 of any year. When the Board of Directors determines that the Fund will repurchase Interests, notice will be provided to Members, specifying the date on which repurchase requests must be received by the Fund (the "Notice Due Date"), describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Notice Due Date will be a date set by the Board of Directors occurring no sooner than 20 business days after the commencement of the repurchase offer and such date may be extended by the Board of Directors in its absolute discretion. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the most recently calculated net asset value of their Interests by contacting the Investment Manager during the period.

      Repurchases of Interests from Members by the Fund may be paid, in the discretion of the Managing Member, in cash, or by the distribution of securities in-kind or partly in cash and partly in-kind. The Fund, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Interests for repurchase. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.

      In light of liquidity constraints associated with the Fund's investments in Investment Funds and that the Fund may have to effect withdrawals from those Funds to pay for Interests being repurchased, the Fund expects to employ the following repurchase procedures:

   - A Member choosing to tender an Interest for repurchase must do so by the Notice Due Date, which generally will be the 25th calendar day of the second month prior to the month in which the Repurchase Date falls (or, if such date is not a business day, the preceding business day). For example, if the Repurchase Date is December 31, the Notice Due Date will be October 25th (or the preceding business day).

   - Promptly after the Notice Due Date, the Fund will give to each Member whose Interest has been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the net asset value, as of the Repurchase Date, of the repurchased Interest. The determination of the value of Interests as of the Repurchase Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

   - The Promissory Note, which will be non-interest-bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

   - The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 95% of the net asset value of the repurchased Interest as of the Repurchase Date, less any Repurchase Fee due to the Fund in connection with the repurchase. The Initial Payment will be made on or before the later of (1) 30 days after the Repurchase Date, or (2) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds.

   - The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") is expected to be in an amount equal to the excess, if any, of (1) the net asset value of the repurchased Interest as of the Repurchase Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Repurchase Date occurs, less any Repurchase Fee due to the Fund in connection with the repurchase, over (2) the Initial Payment. The Managing Member anticipates that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

      Under these procedures, Members will have to decide whether to request that the Fund repurchase their Interest without the benefit of knowing the value of their Interests on the Repurchase Date. In addition, there will be a substantial period of time between the date as of which Members must submit a request to have their Interests repurchased and the date they can expect to receive payment for their Interests from the Fund. As noted above, Members whose Interests are accepted for repurchase bear the risk that the Fund's net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Date. The Fund's schedule with respect to repurchases of Interests is based on operational considerations and various factors relating to the best interests of Members, including but not limited to, the intent that the Fund pay Members their repurchase proceeds, to the extent practicable, based on redemption proceeds received by the Fund from Investment Funds and to minimize the need for the Fund to maintain cash or borrow money to meet repurchase requests. Payments for repurchased Interests may be further delayed under circumstances where the Fund has determined to redeem its interests in Investment Funds to make such payments, but has experienced unusual delays in receiving payments from the Investment Funds.

      If modification of the Fund's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

      The Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board of Directors, including a majority of the Independent Directors. These circumstances may include the following:

   - for any period during which circumstances exist as a result of which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund's net assets;

   - for any other periods that the SEC permits by order for the protection of Members; or

   - other unusual circumstances as the Board of Directors deems advisable to the Fund and its Members.

      Upon its acceptance of tendered Interests for repurchase, the Fund will maintain daily, as an entry on its books, a distinct account consisting of (1) cash, (2) liquid securities or (3) interests in specific Investment Funds (or any combination of them from time to time), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Interests.

      Payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise have caused these holdings to be liquidated, potentially resulting in losses and/or the payment of redemption fees to Investment Funds, and may increase the Fund's investment-related expenses as a result of higher portfolio turnover rates. The Investment Manager intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests.

      A Member tendering for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance of at least $50,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Managing Member reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the remainder of the Member's Interest in the Fund.

      In the event that the Managing Member, the Special Member, the Investment Manager or any of their respective affiliates holds an Interest in the capacity of a Member, the Interest may be tendered for repurchase in connection with any repurchase offer made by the Fund.

      A Repurchase Fee will be charged by the Fund on any repurchase of an Interest from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member's purchase of the Interest. Partial Interests will be repurchased on a "first in - first out" basis (i.e., the portion of the Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Member (adjusted for subsequent appreciation and depreciation) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Member (as adjusted) until such capital contribution is decreased to zero). Other than any Repurchase Fee, the Fund does not impose any charges in connection with repurchases of Interests.

      The Fund may repurchase an Interest of a Member or any person acquiring an Interest from or through a Member without consent or other action by the Member or other person if the Managing Member in its sole discretion determines that:

   - the Interest has been transferred or has vested in any person other than with the consent of the Managing Member or by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

   - ownership of the Interest by a Member or other person is likely to cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

   - continued ownership of the Interest by a Member may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Managing Member, the Special Member, the Investment Manager or any of their affiliates, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

   - any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest was not true when made or has ceased to be true;

   - with respect to a Member subject to Special Laws or Regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest; or

   - it would be in the best interests of the Fund for the Fund to repurchase the Interest.

At the Managing Member's discretion, no Repurchase Fee will be charged by the Fund in connection with any such compulsory repurchase of a Member's Interest.

TRANSFERS OF INTERESTS

      Except as otherwise described below, no person may become a substituted Member without the written consent of the Managing Member, which consent may be withheld for any reason in its sole discretion. An Interest held by a Member may be transferred only:

   - by operation of law as a result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or

   - with the written consent of the Managing Member, which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances.

      Unless the Fund consults with counsel to the Fund and counsel confirms that the transfer will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation, the Managing Member generally will not consent to a transfer unless the following conditions are met:

   -  the transferring Member has been a Member for at least six months;

   - the proposed transfer is to be made on the effective date of an offer by the Fund to repurchase Interests; and

   - the transfer is (1) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Member's immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

      Notice to the Fund of any proposed transfer of an Interest must include evidence satisfactory to the Managing Member that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee is an Eligible Investor. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Managing Member generally will not consent to a transfer of a portion of an Interest by a Member unless the transfer is to a single transferee and, after the transfer of such portion of the Member's Interest, the balance of the capital account of each of the transferee and transferor is not less than $50,000. A Member transferring an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer an Interest, the Managing Member may require the Member requesting the transfer to obtain, at the Member's expense, an opinion of counsel selected by the Managing Member as to such matters as the Managing Member may reasonably request.

      Any transferee acquiring an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the LLC Agreement and to tender the Interest for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers an Interest with the approval of the Managing Member, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Fund as a Member.

      In subscribing for an Interest or becoming a substituted Member, a Member agrees to indemnify and hold harmless the Managing Member and the Investment Manager and any of their respective employees and affiliates, the Fund, the Board of Directors, the Special Member and each other Member against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

                                     VOTING

      Each Member has the right to cast a number of votes based on the Member's investment percentage at a meeting of Members called by the Board of Directors, the Managing Member or by Members holding at least 2/3 of the total number of votes eligible to be cast. An "investment percentage" will be determined for each Member as of the start of each Allocation Period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date. Members will be entitled to vote on any matter on which shareholders of an investment company registered under the 1940 Act would be entitled to vote, including certain elections of Directors, approval of the Investment Management Agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

                      PROXY VOTING POLICIES AND PROCEDURES

      The Fund has adopted the proxy voting policies and procedures of the Investment Manager, described below (the "Proxy Voting Policies and Procedures"), for use in connection with determining how to vote proxies related to portfolio securities, including the procedures to be used if a vote presents a conflict between the interests of the Members, on the one hand, and those of the Investment Manager or any other affiliated person of the Investment Manager, on the other.

      The Proxy Voting Policies and Procedures adopted by the Investment Manager are designed to ensure that proxies with respect to securities of its clients, including the Fund, are voted in the best interests of its clients, including the Fund. The Proxy Voting Policies and Procedures apply to consents and other solicitations that may be made by various private investment funds, including hedge funds and other "alternative investments" in which clients of the Investment Manager, including the Fund, may be invested, as well as to other securities also held directly by such clients. Because solicited votes with respect to alternative investments most often raise unique questions, such solicitations will generally be analyzed and voted by the Investment Manager on a case-by-case basis. When a consent or other solicited vote or a proxy relates to a routine matter, the Investment Manager will generally vote in accordance with specific guidelines, developed with the objective of encouraging action that enhances investor value, for voting on such routine matters.

      The Proxy Voting Policies and Procedures also require that conflicts of interest between the Investment Manager and its clients, including the Fund, are identified and addressed. If a material conflict of interest exists, the Investment Manager will determine whether any additional steps must be taken to ensure that the proxies are voted, and that the consents and other solicitations are acted on, in the best interests of its clients, including the Fund.

      Members may obtain a copy of the Proxy Voting Policies and Procedures and information about how the Fund voted by contacting Kareen Major collect by telephone at (212) 837-9180.

                                   TAX ASPECTS

      The following is a summary of certain aspects of the U.S. federal income taxation of the Fund and its Members that should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor, except as noted below, has it obtained an opinion of counsel with respect to any of those matters.

      The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (the "Regulations") and administrative rulings in existence as of the date of this Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions and dealers. Each prospective Member should consult with its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

      Entities exempt from U.S. federal income tax should, in addition to reviewing the discussion below, focus on those sections of this Private Placement Memorandum regarding liquidity and other financial matters to determine whether the investment objectives of the Fund are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

      The Fund may not receive tax information from the Portfolio Managers sufficiently timely to enable it to provide such information in time for the Members to file their tax returns. Members that are U.S. persons are likely to be required to file for an extension on the time to file their tax returns. Members should consult their tax advisors regarding how such delayed reporting my affect their individual tax situations.

      Notwithstanding anything to the contrary in this Private Placement Memorandum, each Member (and each affiliate, officer, director, employee, representative, or other agent thereof, as applicable) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein or contemplated hereunder (and any transactions related thereto) and all materials of any kind (including any opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

TAX TREATMENT OF THE FUND'S OPERATIONS

      Classification of the Fund. Prior to commencement of operations, the Fund will receive an opinion of Shearman & Sterling LLP, counsel to the Fund, substantially to the effect that based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the

Regulations and certain representations of the Investment Manager, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Shearman & Sterling LLP also will provide the Fund with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Interests and the limitations on any right to have the Interests repurchased by the Fund at the request of the Member, the anticipated operations of the Fund and certain representations of the Investment Manager, the Fund will not be treated as a "publicly traded partnership" taxable as a corporation.

      The opinions of counsel to be received by the Fund are not binding on the IRS or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the opinions by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of that income, other than in certain repurchases of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund. One consequence would be a significant reduction in the after-tax return to the Members.

      The balance of the discussion below is based on the assumption that the Fund will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund (including Separately Managed Accounts), and those indirectly attributable to the Fund as a result of it being an investor in an Investment Fund treated as a pass-through entity for U.S. federal income tax purposes. It is expected that most of the Investment Funds will be treated as pass-through entities for federal income tax purposes.

      Members, Rather than the Fund, Subject to U.S. Federal Income Tax. As an entity taxed as a partnership, the Fund itself is not subject to U.S. federal income tax. The Fund will file an annual partnership information return with the IRS that reports the results of its operations. Each Member will be required to take into account on the Member's income tax return the Member's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss. Each Member will be taxed on the Member's distributive share of the Fund's taxable income and gain regardless of whether the Member has received or will receive a distribution from the Fund. A Member may have taxable income for a taxable year for which it has incurred an economic loss with respect to its interest in the Fund.

      Partnerships such as the Fund with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the Members. If the Fund is eligible, the Managing Member may elect to have such rules and procedures apply to the Fund if it believes that they may be beneficial to a majority of the Members. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Members.

      Allocation of Gains and Losses. Under the LLC Agreement, the Fund's net capital appreciation or net capital depreciation for each Allocation Period is allocated among the Members and to their capital accounts without regard to the amount of income or loss recognized by the Fund for U.S. federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit recognized by the Fund for each taxable year generally are to be allocated for U.S. federal income tax purposes among the Members pursuant to the Regulations, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior taxable years.

      Under the LLC Agreement, the Managing Member has the discretion to allocate specially an amount of the Fund's capital gain or loss (including short-term capital gain or loss) and ordinary income or loss for U.S. federal income tax purposes to a withdrawing Member to the extent that the Member's capital account exceeds its U.S. federal income tax basis in its Interest, or such Member's U.S. federal income tax basis in its Interest exceeds its capital account. No assurance can be given that, if the Managing Member makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the amount of income or loss allocated to particular Members for U.S. federal income tax purposes may be increased or reduced or the character of such income or loss may be modified.

      Allocations of gain, income or loss for U.S. federal income tax purposes may be adjusted at any time by the Managing Member to the extent the Managing Member determines in good faith that such adjustments (1) would more equitably reflect the economic allocations or (2) would otherwise be in the overall best interests of the Members.

      Tax Elections; Tax Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under
Section 754 of the Code. Under the LLC Agreement, the Managing Member, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement this election, the Managing Member currently does not intend to make this election.

      The Managing Member decides how to report the partnership items on the Fund's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Fund's items have been reported. In the event that the income tax returns of the Fund are audited by the IRS, the tax treatment of the Fund's income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Members. Audit changes made to the Fund's returns would result in corresponding changes to Members' returns. An audit of the Fund could lead to an audit of the Members. Such audits could result in the determination of tax deficiencies with respect to the Members unrelated to the Fund.

      The Managing Member will be the Fund's "Tax Matters Partner" and in that capacity will have the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items.

TAX CONSEQUENCES OF DISTRIBUTIONS AND WITHDRAWALS

      Cash Distributions and Withdrawals. A Member receiving a cash distribution from the Fund in connection with a complete or partial withdrawal from the Fund, including a repurchase of the Member's Interest, generally will recognize capital gain to the extent of the excess, if any, of the proceeds received by the Member over the Member's adjusted tax basis in its Interest. The capital gain will be short-term or long-term, depending upon the Member's holding period for its Interest. A Member who completely or partially withdraws from the Fund will, however, recognize ordinary income to the extent the Member's allocable share of the Fund's "unrealized receivables" exceeds the Member's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member's tax basis in its Interest will be reduced (but not below zero) by the amount of a cash distribution. A Member will recognize a loss only as a result of a cash distribution in connection with a complete withdrawal from the Fund, including a repurchase of the Member's Interest, and then only if the Member's adjusted tax basis in its Interest exceeds the amount of the distribution.

      The Managing Member may specially allocate items of Fund capital gain (including short-term capital gain) or ordinary income to a withdrawing Member to the extent the Member's capital account would otherwise exceed the Member's adjusted tax basis in its Interest. The special allocation may result in the withdrawing Member's recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Member receives its liquidating distribution upon withdrawal.

      Distributions of Property. A Member's receipt of a distribution of property from the Fund is generally not taxable, except that a distribution consisting of "marketable securities" generally is recharacterized as a distribution of cash (rather than property) unless the Fund is an "investment partnership" and the Member is an "eligible partner" within the meaning of the Code. The Managing Member will determine at the appropriate time whether the Fund qualifies as an "investment partnership." If the Fund so qualifies, and if a Member is an "eligible partner," which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF FUND INVESTMENTS

      In General. The Managing Member expects that the Fund and the Investment Funds will act as traders or investors, and not as dealers, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in an Investment Fund.

      Gains and losses realized by a trader or an investor on the sale of securities generally are capital gains and losses. The Fund thus expects that its gains and losses from its securities transactions (directly or through the Investment Funds) generally will be capital gains and losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund or an Investment Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as "Section 1256 Contracts," which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain other transactions may serve to alter the manner in which the Fund's or an Investment Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term (including the conversion of long-term capital gain to short-term capital gain), and also the timing of the recognition, of certain gains or losses (including the deferral of certain losses). Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund or an Investment Fund.

      Constructive Ownership Transactions. The Fund or an Investment Fund may acquire a derivative position with respect to underlying investment funds, which may be treated as constructive ownership of such funds. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and substantially contemporaneous maturity dates. If the Fund or an Investment Fund has long-term capital gain from a "constructive ownership transaction," the amount of the gain that may be treated as long-term capital gain by the Fund or an Investment Fund is limited to the amount that the Fund or the Investment Fund would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge (at the rate applicable to the underpayments of tax) would be imposed on tax liability treated as having been deferred with respect to any amount recharacterized as ordinary income for each year that the constructive ownership transaction was open.

      Original Issue Discount, Market Discount, Partnership Interests and Swaps. The Fund or an Investment Fund may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. Pursuant to recently enacted legislation, certain dividends received by the Fund or an Investment Fund may be eligible, in the case of non-corporate Members, for taxation at long-term capital gain rates. The Fund or an Investment Fund may hold debt obligations with "original issue discount," in which case the Fund or the Investment Fund would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund or an Investment Fund may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Fund or an Investment Fund. In addition, the Fund may realize ordinary income or loss with respect to its or an Investment Fund's investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund or an Investment Fund in connection with equity swaps, interest rate swaps, and other notional principal contracts not entered into as part of a trade or business likely would be considered "miscellaneous itemized deductions" which, for a non-corporate Member, may be subject to restrictions on their deductibility.

      Conversion Transactions. Gain recognized by the Fund or an Investment Fund from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally, any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) any other transaction specified in Regulations.

      Currency Transactions. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. Gains or losses with respect to the Fund's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Fund on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund collects the receivables or pays the liabilities may be treated as ordinary income or loss.

      The Fund or an Investment Fund may enter into non-U.S. currency forward contracts or non-U.S. currency futures contracts or acquire put and call options on non-U.S. currencies. If the Fund or an Investment Fund acquires non-U.S. currency futures contracts or option contracts (not including those that are Section 1256 Contracts unless the Fund or the Investment Fund elects otherwise), or any non-U.S. currency forward contracts, however, any gain or loss realized by the Fund with respect to such contracts will be ordinary, unless (1) the contract is a capital asset in the hands of the Fund or the Investment Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

      Options Contracts. Gain or loss realized by the Fund or an Investment Fund from a closing transaction with respect to call and put options written by the Fund or the Investment Fund, or gain from the lapse of such options, generally will be treated as short-term capital gain or loss. Gain or loss realized by the Fund or an Investment Fund from the call and put options purchased by the Fund or the Investment Fund (other than options that are Section 1256 Contracts, as discussed below), as well as any loss attributable to the lapse of such options, generally will be treated as capital gain or loss. Such capital gain or loss generally will be long-term or short-term depending upon whether the Fund or the Investment Fund held the particular option for more than one year.

      Section 1256 Contracts. The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain listed non-equity options. Section 1256 Contracts held by the Fund or an Investment Fund at the end of a taxable year of the Fund or an Investment Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of
Section 1256 Contracts (or other termination of the Fund's or an Investment Fund's obligations under such contracts), must be taken into account by the Fund or the Investment Fund in computing its taxable income for the year. If a
Section 1256 Contract held by the Fund or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

      Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless an election described under "Currency Transactions" above is made. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

      A "securities futures contract" is not treated as a Section 1256 Contract, except when it meets the definition of a "dealer securities futures contract." A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

      Any "dealer securities futures contract" is treated as a Section 1256 Contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in such contracts or options and (2) is traded on a qualified board or exchange. Any gains or losses with respect to dealer securities futures contracts allocable to Members are treated as short-term capital gains or losses. It is not expected, however, that the Fund or an Investment Fund would be considered a dealer for these purposes.

      Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain Regulations, the Fund (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for U.S. federal income tax purposes. The application of the Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Fund or an Investment Fund will be accepted by the IRS.

      Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's or an Investment Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term capital gain holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund or an Investment Fund for more than one year. In addition, the holding period of "substantially identical property" held by the Fund or an Investment Fund may be suspended.

      Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If, however, a short sale is subject to the constructive sale rules, as described below, the Fund or an Investment Fund generally will recognize gain on the date it acquires the property as if the short sale position were closed on that date.

      Constructive Sales. If the Fund or an Investment Fund enters into a short sale of, or a futures, or forward contract to deliver, or an offsetting notional principal contract with respect to, appreciated positions in stock or certain debt obligations or partnership interests, the Fund or the Investment Fund may be taxed as if the appreciated position were sold at its fair market value on the date the Investment Fund entered into such position. Similar rules would apply if the Fund or an Investment Fund has entered into a position that is a short sale, offsetting notional principal contract, or a futures or forward contract with respect to property, the position has appreciated in value, and the Fund or the Investment Fund acquires the same or substantially identical property. In such event, the Fund or the Investment Fund would be taxed as if the appreciated position were sold at its fair market value on the date of such acquisition. The consequences with respect to any other open appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale. Transactions that are identified as hedging or straddle transactions under other provisions of the Code may be subject to the constructive sale rules.

      Effect of Straddle Rules on Members' Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Member and its indirect interest in similar securities held by the Fund or an Investment Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Fund will not generally be in a position to furnish to Members information regarding the securities positions of the Fund or the Investment Funds that would permit a Member to determine whether the Member's positions in securities held outside the Fund and the Member's indirect positions in securities held by the Fund or the Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

      Mark-to-Market Election. If the Fund or an Investment Fund is considered to be a trader in securities, the Fund or the Investment Fund will be permitted to elect to "mark to market" its positions in such securities, except to the extent to which, in general, such securities have no connection to the trading activities of the Fund or the Investment Fund, as the case may be, and the Fund or the Investment Fund clearly identifies such securities as being held for investment. If the mark-to-market method is elected, the Fund or an Investment Fund generally would be required to recognize gain or loss on any security held in connection with its activities as a trader at the close of a taxable year, such gain or loss would be determined as if such security were sold at its fair market value on the last business day of the taxable year, and such gain or loss (both from actual sales and from marking-to-market) would be taken into account by the Fund as ordinary income or loss for the taxable year. The Fund has not made this election and does not presently intend to do so. It is possible, however, that one or more Investment Funds have made, or will make, the mark-to-market election with respect to their securities positions.

      Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of non-corporate taxpayers to deduct "investment interest," which, in general, is interest on indebtedness that is properly allocable to property held for investment (including any amount allowable as a deduction in connection with personal property used in a short sale). Investment interest is deductible in the current year only to the extent of the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain or dividend taxable at long-term capital gain rates is excluded from net investment income unless the taxpayer elects to pay tax on such gain or dividend at ordinary income tax rates.

      The Fund's or an Investment Fund's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member's share of the interest and short sale expenses attributable to the Fund's or the Investment Funds' activities. In such case, a non-corporate Member would be denied a deduction for all or part of that portion of its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources, including the Fund. A Member that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Member on money borrowed to finance its investment in the Fund. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

      Deductibility of Fund Investment Expenditures by Non-corporate Members. Investment expenses including, for example, investment advisory fees of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified threshold amount to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual's adjusted gross income over the specified threshold amount; or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

      Under certain Regulations, the limitations on deductibility should not apply to a non-corporate Member's share of the trade or business expenses of the Fund. These limitations will apply, however, to a non-corporate Member's share of the investment expenses of the Fund (including the Management Fee and the Manager Administrative Services Fee, and any fee payable to a Portfolio Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund). The Fund intends to treat its expenses attributable to an Investment Fund that the Fund determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to these limitations, although no assurance can be given that the IRS will agree with such treatment.

      The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, non-corporate Members should consult their tax advisors with respect to the application of these limitations to their situation.

      Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Regulations, items of "portfolio income" (i.e., generally, items of income attributable to property held for investment) are excluded from the passive activity income. In addition, trading in personal property of a type that is "actively traded" will not be treated as a passive activity for purposes of the passive loss rules. In the case of individuals, personal service corporations or certain closely held corporations, a Member's distributive share of items of income, gain, deduction, or loss from the Fund attributable to the Fund's or the Investment Funds' trading of such property or portfolio income will generally not be treated as passive activity income or loss, and Fund items of portfolio income and income or gains attributable to such property and allocable to such Members will not be available to offset the Members' passive losses from sources outside the Fund. Income or loss attributable to property that is not actively traded, however, may constitute passive activity income or loss. In this regard, certain of the assets which the Fund or the Investment Funds may trade, may not be considered actively traded for these purposes. In addition, income or loss attributable to the Fund's investment in an Investment Fund engaged in a non-securities trade or business may also constitute passive activity income or loss.

      Passive Foreign Investment Companies. The Fund may invest in the stock of foreign corporations most of whose income consists of dividends, interest, gains, or other passive income or most of whose assets produce passive income. Such a foreign corporation may be a passive foreign investment company (a "PFIC"). Generally, as long as no more than 50% of the shares of a foreign corporation, by vote and by value, is directly, indirectly, or constructively owned by five or fewer U.S. persons or certain persons related to U.S. persons, a direct or indirect shareholder in such a foreign corporation should not be subject to the foreign personal holding company ("FPHC"), the foreign investment company ("FIC") or the controlled foreign corporation ("CFC") provisions of the Code. There can be no assurance that ownership by U.S. persons of such foreign corporations in which the Fund invests will not exceed 50%. Accordingly, a prospective Fund investor is urged to consult its own tax adviser with respect to the FPHC, FIC and CFC rules.

      A U.S. person who is a direct or indirect shareholder of a PFIC generally would be subject to tax on any gain recognized upon the disposition of, or upon receipt of certain "excess distributions" with respect to, its shares in a PFIC, plus an interest charge (at the rate applicable to tax underpayments) on the tax liability treated as having been deferred. Such tax would be imposed at the highest rate of tax applicable to ordinary income (without taking into account deductions or losses from other sources) with respect to such gain that is ratably allocated to taxable years preceding the year of disposition. Any gain allocable to the taxable year of disposition would be included as ordinary income (potentially offset by deductions or losses from other sources) without an interest charge. Similar rules would apply to any distribution received by such U.S. person from a PFIC to the extent aggregate distributions during a taxable year exceed 125 percent of the average distributions made by the PFIC in the three preceding taxable years. The portion of an actual distribution that is not an "excess distribution" would be treated as a dividend to the extent of the PFIC's earnings and profits.

      Alternatively, the Code provides rules for PFICs with respect to which a "qualified electing fund" ("QEF") election is made by a U.S. shareholder. A shareholder making a QEF election would be required to include currently in gross income the shareholder's pro rata share of the earnings and profits of the PFIC, whether or not distributed. Amounts included in income under a QEF election would be treated as long-term capital gain to the extent of the PFIC's net capital gain, and the balance as ordinary income. Losses, however, would not pass through currently to the shareholder. If a QEF election were made effective from the date the shareholder first holds its shares, gain on the disposition of the shares (including by redemption or liquidation) would be eligible for treatment as capital gain and the interest charge rules would not apply.

      The Fund may make a QEF election with respect to a PFIC, effective from the date when the Fund first owned stock in the PFIC, either directly or through a non-U.S. Investment Fund. A QEF election for a PFIC held by the Fund through a U.S. Investment Fund can be made only by that Investment Fund. A Member cannot make this election for PFIC stock held by the Fund or an Investment Fund. Moreover, the Fund or an Investment Fund will be able to make a QEF election only if a PFIC agrees to provide it with certain information. In general, the Fund does not intend to invest in a PFIC unless the PFIC agrees to provide the necessary information to enable the Fund to make a QEF election with respect to that PFIC.

NON-U.S. TAXES

      Certain dividends and interest directly or indirectly received by the Fund from sources outside the United States may be subject to non-U.S. withholding taxes. In addition, the Fund or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent it purchases and sells securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Fund cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Fund's or an Investment Fund's assets to be invested in various countries is not known at this time and is expected to vary.

      The Members will be informed by the Fund as to their proportionate share of the non-U.S. taxes paid by the Fund or an Investment Fund that they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Member will not ordinarily benefit from such credit or deduction.

UNRELATED BUSINESS TAXABLE INCOME

      Organizations that are otherwise exempt from U.S. federal income tax are nonetheless subject to taxation with respect to their "unrelated business taxable income" ("UBTI"). UBTI generally includes income or gain derived (either directly or through pass-through entities) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

      UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of "unrelated debt financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

      UBTI also includes "unrelated debt-financed income." This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year; and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Income that would otherwise be tax-exempt passive investment income may be taxable as unrelated debt-financed income.

      The Fund may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Fund recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

      To the extent the Fund recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

      The calculation of the Fund's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Fund from time to time; the amount of leverage used by Investment Funds; and other UBTI generated by those Investment Funds. As a result of this complexity, the Fund cannot predict the percentage of its income and gains that will be treated as UBTI for a Member that is an exempt organization. An exempt organization's share of the income or gains of the Fund that is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

      To the extent that the Fund generates UBTI, the applicable U.S. federal income tax rate for an exempt Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Member. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will report to a Member that is an exempt organization information as to the portion of its income and gains from the Fund for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Fund is highly complex, and for that reason, no assurance can be given that the Fund's calculation of UBTI will be accepted by the IRS.

      In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Fund generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust, however, will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. IN VIEW OF THE POTENTIAL FOR UBTI, THE FUND IS NOT A SUITABLE

INVESTMENT FOR A CHARITABLE REMAINDER TRUST. A title-holding corporation or trust will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

CERTAIN MATTERS RELATING TO SPECIFIC EXEMPT ORGANIZATIONS

      Private Foundations. Private foundations and their managers are subject to U.S. federal excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

      Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Fund would most likely be classified as a nonfunctionally related asset. A determination that an Interest is a nonfunctionally related asset could cause cash flow problems for a prospective Member that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

      In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interests or profits interests in the Fund, the private foundation may be considered to have "excess business holdings." In such a case, the foundation may be required to divest itself of its Interest in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and the Regulations. The Managing Member believes that the Fund will likely meet the 95% gross income test, although the Managing Member can give no assurance with respect to the matter.

      Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Fund.

TAX SHELTER DISCLOSURE REGULATIONS

      Certain Regulations and revenue procedures set forth the circumstances under which certain transactions must be disclosed in a disclosure statement attached to a taxpayer's U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, these Regulations impose a requirement on certain "material advisors" to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These Regulations can apply in situations not conventionally considered to involve "tax shelters." Consequently, it is possible that such disclosure could be required by any or all of the Fund, an Investment Fund or the Members (1) if the Fund or an Investment Fund incurs a significant foreign currency loss on certain foreign currency transactions or a significant loss with respect to a position that formed part of a straddle (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations); (2) if a Member or the Fund incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Interests or an interest in an Investment Fund, respectively; (3) if the Fund's or an Investment Fund's activities result in certain book/tax differences; or (4) possibly in other circumstances. Furthermore, the Fund's material advisors could be required to maintain a list of persons investing in the Fund pursuant to these Regulations.

CERTAIN STATE AND LOCAL TAXATION MATTERS

      Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Fund.

      State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident. The Fund or an Investment Fund may conduct business in a jurisdiction that will subject to tax a Member's share of the income derived from that business. A prospective Member should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Member is a resident.

NON-U.S. MEMBERS

      The Fund must withhold U.S. federal income tax at a rate of 30 percent (or any lower rate provided by an applicable tax treaty) with respect to the distributive share of the Fund's income of a Member that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust (a "Non-U.S. Member"), if such income consists of certain types of U.S. source income (such as interest (other than "portfolio interest"), dividends and rents) not effectively connected with the conduct by the Fund of a U.S. trade or business. A Non-U.S. Member may elect to treat any such income, if any, that is attributable to U.S. real property as effectively connected with the conduct of a U.S. trade or business, in which case it would be taxable in the same manner as the Non-U.S. Member's distributive share of the Fund's effectively connected taxable income (as discussed immediately below).

      Generally, if the Fund is (or is treated as) engaged in the conduct of a U.S. trade or business (directly or indirectly through an Investment Fund), a Non-U.S. Member's distributive share of the Fund's taxable income effectively connected with such trade or business is subject to U.S. federal income tax on a net basis. In addition, a non-U.S. Member that is a corporation would generally also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. The net U.S. federal income tax is generally collected by means of a U.S. federal withholding tax payable quarterly by the Fund at the highest applicable ordinary income tax rate. This tax must be paid without regard to whether the Fund makes actual distributions to Non-U.S. Members. Each Non-U.S. Member generally would be allowed a credit for its distributive share of the withholding tax paid by the Fund against its U.S. federal income tax liability. The Non-U.S. Member would be liable to the extent the actual tax liability were greater than the amount withheld and any excess withholding tax may generally be eligible for a refund.

      In addition, gains, if any, allocable to a Non-U.S. Member and attributable to a sale by the Fund or an Investment Fund of a "U.S. real property interest" ("USRPI") (other than such gains subject to tax under the rules discussed in the immediately preceding paragraph) are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct by the Non-U.S. Member of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. For this purpose, a USRPI includes an interest (other than solely as a creditor) in a "U.S. real property holding corporation" (i.e., in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USPRIs), as well as an interest in a partnership that holds USRPIs. This withholding tax would also be creditable against a Non-U.S. Member's actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund.

      Non-U.S. Members should consult their own tax advisers as to the tax consequences to them of an investment in the Fund, including the possible application of any treaty provisions, withholding and other taxes and reporting requirements.

                              ERISA CONSIDERATIONS

      ERISA and Section 4975 of the Code impose certain requirements on investments in the Fund by (1) employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, (2) plans described in Section 4975(e)(1) of the Code and (3) entities whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in the entity (collectively "Plans").

      In accordance with ERISA's general fiduciary standards, before investing in the Fund, a fiduciary of a Plan that is subject to ERISA (an "ERISA Plan") should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions between an ERISA Plan or a Plan described in Section 4975(e)(1) of the Code and persons who have certain specified relationships to such Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a fiduciary of such a Plan considering an investment in the Fund should also consider whether such an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

      Because the Fund will register as an investment company under the 1940 Act, the assets of the Fund would not be considered to be "plan assets" of Plans investing in the Fund for purposes of ERISA's fiduciary responsibility rules or the prohibited transaction rules under ERISA and the Code. For that reason, neither the Investment Manager nor any of the Portfolio Managers (including Subadvisers) will be fiduciaries with respect to those Plans with respect to the activities of the Fund.

      The Managing Member will require a Plan proposing to invest in the Fund to represent that (1) the Plan, and any fiduciaries responsible for its investments, are aware of and understand the Fund's investment objective, policies and strategies; (2) the decision to invest Plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan; and (3) the fiduciary's decision to invest in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA or other applicable law.

      Certain prospective Plan investors may currently maintain relationships with the Investment Manager or the Portfolio Managers, or with other entities that are affiliated with the Investment Manager or the Portfolio Managers. Each of the Investment Manager, the Portfolio Managers and their affiliates may be deemed to be a party in interest or disqualified person with respect to, and/or a fiduciary of, any Plan to which any of them provide investment management, investment advisory or other services. ERISA and the Code prohibit Plan assets to be used in connection with specified transactions involving, or for the benefit of, a party in interest or disqualified person, and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. A fiduciary of a Plan investing in the Fund will be required to represent: (1) that the decision to invest in the Fund was made by it as a fiduciary that is independent of the Investment Manager, the Portfolio Managers and their affiliates; (2) that it is duly authorized to make such investment decision; (3) that it has not relied on any individualized advice or recommendation of the Investment Manager, a Portfolio Manager or their affiliates as a primary basis for the decision to invest in the Fund; and (4) that its investment in the Fund will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or other applicable law.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transactions provisions of ERISA or the Code, but may be subject to restrictions under state or local law.

      The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Private Placement Memorandum, is, of necessity, general and may be affected by future publication of U.S. Department of Labor regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

               ADDITIONAL INFORMATION REGARDING THE LLC AGREEMENT

AMENDMENT OF THE LLC AGREEMENT

      The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Members unless the approval of Members is required by the 1940 Act. Certain amendments to the LLC Agreement involving capital accounts and allocations to those accounts may not be made without the written consent of any Member adversely affected by the amendments or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (in accordance with any procedures adopted by the Managing Member) to tender its entire Interest for repurchase by the Fund. In addition, amendments that would modify the provisions of the LLC Agreement regarding the Special Member's Incentive Allocation (to the extent such amendment would increase the Incentive Allocation or otherwise have an adverse economic effect on the Members (other than the Special Member)), amendment procedures (if material) or the Fund's indemnification obligations may be made only with the unanimous consent of the Members and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors). The Managing Member has the right to amend, without the consent of the Members, the LLC Agreement to clarify any ambiguity in the LLC Agreement.

POWER OF ATTORNEY

      In subscribing for an Interest, an investor will appoint the Managing Member as its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney, which will be contained in an investors' subscription agreement, is a special power of attorney and is coupled with an interest in favor of the Managing Member and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power of attorney. In addition, the power of attorney will survive the transfer by a Member of its Interest, except that when the transferee of the Interest has been approved by the Managing Member for admission to the Fund as a substitute Member, or upon the withdrawal of a Member from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate (but, in the case of any transfer of a portion of an Interest, with respect to that portion of the Interest only).

                               REPORTS TO MEMBERS

The Fund will furnish to Members as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. A Portfolio Manager's delay, however, in providing this information could delay the Managing Member's preparation of tax information for investors, and Members that are U.S. taxpayers should be prepared to file for an extension on the time to file their tax returns. The Managing Member anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the Fund's operations during each quarter as well as monthly updates. From time to time, the Investment Manager may notify all investors of its then current expectations with respect to the future returns of the Fund's investment portfolio. Certain additional information regarding the Fund's operations may be available to any Member from time to time on written request.

                        TERM, DISSOLUTION AND LIQUIDATION

      The Fund will be dissolved upon, among other things, the affirmative vote to dissolve the Fund by: (1) a majority of the Board of Directors (including a majority of the Independent Directors); and (2) Members holding at least 80% of the total number of votes eligible to be cast by all Members. The Fund may also be dissolved at the election of, or upon the withdrawal of, the Managing Member, unless there is another managing member, or a successor managing member is elected as provided under the terms of the LLC Agreement.

      Upon the occurrence of any event of dissolution, the Managing Member, acting as liquidator (or if the Managing Member is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members and whose fees will be paid by the
Fund) is charged with winding up the affairs of the Fund and liquidating its assets. Net gains or net losses during the Allocation Period or Periods including the period of liquidation will be allocated as described above under the caption "Capital Accounts and Allocations - Allocation of Gains and Losses; Incentive Allocation."

      Upon the liquidation of the Fund, its assets will be distributed (1) first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Members, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation.

                            FISCAL YEAR; TAXABLE YEAR

      For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the Initial Closing Date, and will end on March 31, 2005. For tax purposes, the Fund's taxable year will be the 12-month period ending December 31 of each year.

                          ACCOUNTANTS AND LEGAL COUNSEL

      The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as the independent public accountants of the Fund. PwC's principal business address is located at 1177 Avenue of the Americas, New York, New York 10036. Shearman & Sterling LLP, Washington, D.C., serves as legal counsel to the Fund, and as legal counsel to the Special Member, the Investment Manager and their affiliates with respect to the Fund. The Fund's accountants may, subject to applicable law, be replaced at any time by a majority of the Board of Directors. The Fund's legal counsel may be replaced at any time in the sole discretion of the Managing Member.

                                    INQUIRIES

      Inquiries concerning the Fund and Interests (including information concerning subscription and repurchase procedures) should be directed to:

                     J.P. Morgan Multi-Strategy Fund, L.L.C.
                           522 Fifth Avenue, Floor 10
                            New York, New York 10036
                            Telephone: (212) 837-1432
                           Facsimile: (917) 464 - 8731
                             Attention: Declan Ryan

                           PART C - OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements:

As Registrant has no assets, financial statements are omitted.

(2) Exhibits:

(2)(a)(1) Certificate of Formation of Limited Liability Company.*

(2)(a)(2) Limited Liability Company Agreement.*

(2)(a)(3) Amended and Restated Limited Liability Company Agreement.

(2)(b) Not Applicable.

(2)(c) Not Applicable.

(2)(d) See Item 24(2)(a)(2) and Item 24(2)(a)(3).

(2)(e) Not Applicable.

(2)(f) Not Applicable.

(2)(g) Investment Management Agreement.

(2)(h) Not Applicable.

(2)(i) Not Applicable.

(2)(j) Custodian Services Agreement.

(2)(k)(1) Administration Agreement.

(2)(k)(2) Escrow Agreement.

(2)(k)(3) Expense Limitation and Reimbursement Agreement.

(2)(l) Not Applicable.

(2)(m) Not Applicable.

(2)(n) Not Applicable.

(2)(o) Not Applicable.

(2)(p) Not Applicable.

(2)(q) Not Applicable.

(2)(r)(1) Code of Ethics of the Fund.

(2)(r)(2) Code of Ethics of the Investment Manager.

(2)(r)(3) Code of Ethics of the Managing Member.

(2)(r)(4) Code of Ethics of the Principal Underwriter.

* Incorporated by reference from Form N-2 filed on April 8, 2004.

ITEM 25. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:
------------------------------------------------
Blue Sky Fees and Expenses
(including fees of counsel).........    $ 10,000
------------------------------------------------
Accounting fees and expenses........    $ 10,000
------------------------------------------------
Legal fees and expenses.............    $150,000
------------------------------------------------
Printing and engraving..............    $ 25,000
------------------------------------------------
Offering Expenses...................    $ 15,000
------------------------------------------------
Miscellaneous.......................    $ 10,000
------------------------------------------------
Total...............................    $220,000
------------------------------------------------

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of Interests, Registrant expects that no person will be directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Ehrlich Associates, L.L.C., the Managing Member of the Registrant. The Managing Member was formed under the laws of the State of Delaware on January 16, 1997, and is the sole Managing Member of the Fund. The Managing Member is a limited liability company whose sole member is Dr. Harold B. Ehrlich.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

Title of Class: Limited Liability Company Interests

Number of Record Holders as of June 7, 2004: 1 (Registrant anticipates that as the result of private offerings of Interests there will be more than 100 record holders of such Interests).

ITEM 29. INDEMNIFICATION

Reference is made to Section 3.9 of Registrant's LLC Agreement filed as Exhibit 2(a)(3) to Amendment No. 1 to the Registration Statement. Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect.

Registrant, in conjunction with the Managing Member, the Investment Manager and Registrant's Board of Directors, maintains insurance on behalf of any person who is or was an Independent Director, officer, employee, or agent of

Registrant, against certain liabilities asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each managing director, executive officer or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant's Private Placement Memorandum in the section entitled "The Investment Manager."

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of Registrant at 301 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Managing Member at c/o J.P. Morgan Alternative Asset Management, Inc., 522 Fifth Avenue, Floor 10, New York, New York 10036.

ITEM 32. MANAGEMENT SERVICES

Not Applicable.

ITEM 33. UNDERTAKINGS

Not Applicable.

FORM N-2

J.P. Morgan Multi-Strategy Fund, L.L.C.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 7th day of June, 2004.

J.P. Morgan Multi-Strategy Fund, L.L.C.

By: /s/  Rose M. Burke
    -------------------------------
    Name: Rose M. Burke, Esq.
    Title: Authorized Person

                                   APPENDIX A

                EXAMPLES OF THE INCENTIVE ALLOCATION CALCULATION

For the first three examples, a Member subscribes $100,000 for an Interest as of January 1st of a given year and does not tender its Interest for repurchase or subscribe any additional capital to its Interest during the year.

EXAMPLE 1 - CATCH-UP:

This example illustrates the allocation of a 0.20% Catch-Up to the Special Member based on a 6.20% appreciation in the Member's capital account.

                                      SPECIAL
                             MEMBER    MEMBER    TOTAL
                            --------  -------  --------
Initial Subscription Value  $100,000           $100,000
Preferred Return            $  6,000           $  6,000
Catch-Up                                $200   $    200
Ending Value                $106,000    $200   $106,200

EXAMPLE 2 - INCENTIVE ALLOCATION ON RETURN THAT EXCEEDS THE PREFERRED RETURN PLUS CATCH-UP:

This example illustrates an Incentive Allocation comprised of a 0.30% Catch-Up, plus 5% of the return in excess of the Preferred Return plus Catch-Up based on a 15% appreciation in the Member's capital account.

                                              SPECIAL
                                    MEMBER     MEMBER   TOTAL
                                   --------   -------  --------
Initial Subscription Value         $100,000            $100,000
Preferred Return                   $  6,000            $  6,000
Catch-Up                                        $300   $    300
Remaining Profits ($8,700)(1)
   Member Allocation (95%)         $  8,265            $  8,265
   Special Member Allocation (5%)               $435   $    435
Ending Value                       $114,265     $735   $115,000

---------------
(1) The Remaining Profits is the difference between $15,000 (the 15% appreciation) and $6,300 (the Preferred Return plus the Catch-Up).

EXAMPLE 3 - LOSS CARRYFORWARD:

The example illustrates how the Loss Carryforward works. It assumes that in Year 1 the Member's capital account depreciates by 5%, reducing the Member's capital account to $95,000, and then appreciates by 15% in Year 2, bringing the Member's capital account up to $109,250.

                                                               SPECIAL
                                                    MEMBER      MEMBER    TOTAL
                                                 -----------   -------  ---------
Initial Subscription Value                       $   100,000            $ 100,000
5% Loss in Year 1                               ($     5,000)          ($   5,000)
Year 1 - Ending Value/Year 2 - Beginning Value   $    95,000            $  95,000
Recovery of Losses incurred in Year 1            $     5,000            $   5,000
Year 2 - Preferred Return                        $     6,000            $   6,000
Year 2 - Catch-Up                                              $   300  $     300
Year 2 Remaining Profits ($2,950)(2)
   Member Allocation (95%)                       $  2,802.50            $2,802.50
   Special Member Allocation (5%)                              $147.50  $  147.50
Year 2 - Ending Value                            $108,802.50   $447.50  $ 109,250

EXAMPLE 4 - PARTIAL YEAR CALCULATIONS:

For the calculation of any Incentive Allocation in respect of a period of less than 12 months (e.g., in connection with the repurchase of an Interest, or any subscription, made part-way through the year), the following should be noted:

   - The Preferred Return used will be the monthly rate of return which, if compounded on a monthly basis, would result in a rate of 6% per year (i.e., a monthly rate of return of 0.4868%), compounded for the number of months in the period of calculation.

   - The Catch-Up of 0.30% will be pro-rated to reflect the portion of the year for the number of months in the period of calculation.

                      PREFERRED RETURN   CATCH-UP
CALCULATION PERIOD            %             %
------------------    ----------------   --------
     3 months              1.4675         0.075
     6 months              2.9566         0.150
     9 months              4.4675         0.225

-----------------------
(2) The Year 2 Remaining Profits is the difference between $14,250 (the 15% appreciation during Year 2) and $11,300 (the Recovery of Losses incurred in Year 1, plus the Preferred Return plus the Catch-Up).

EXAMPLE 5 - FIRST IN-FIRST OUT:

This example illustrates the "first in - first out" basis for the repurchase of a portion of a Member's Interest and the calculation of any related Incentive Allocation (i.e., the portion of the Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Member (adjusted for subsequent appreciation and depreciation) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Member (as adjusted) until such capital contribution is decreased to zero). This example assumes that a Member:

(i) initially subscribes $100,000 for an Interest as of January 1st of a given year, and subscribes an additional $100,000 of capital to that Interest as of April 1st of such year, and

(ii) tenders $159,500 of its Interest for repurchase as of June 30th of such year when the total value of the Member's capital account is equal to $211,000. The Member's capital account balance is comprised of the two capital contributions and the appreciation thereon, which is separately tracked, as follows:

            - the January 1st capital contribution appreciates by 8% to $108,000, and

            - the April 1st capital contribution appreciates by 3% to $103,000.

Since partial Interests are repurchased on a "first in - first out" basis, the $159,500 repurchase, including the appreciation but before the Incentive Allocation to the Special Member, will comprise all of the January 1st capital contribution of $108,000 with the balance of $51,500 from the April 1st capital contribution. The following Incentive Allocation would be allocated to the Special Member in respect of the partial repurchase of the Interest:

                                                             SPECIAL
                                                  MEMBER      MEMBER     TOTAL
                                               -----------   -------   ---------
JANUARY 1ST CAPITAL CONTRIBUTION
Initial value attributable to Interest being   $   100,000             $ 100,000
repurchased
Preferred Return (6 months)                    $  2,956.60             $2,956.60
Catch-Up (6 months)                                          $   150   $     150
Remaining Profits ($4,893.40)(3)
   Member Allocation (95%)                     $  4,648.73             $4,648.73
   Special Member Allocation (5%)                            $244.67   $  244.67
Ending Value                                   $107,605.33   $394.67   $ 108,000

APRIL 1ST CAPITAL CONTRIBUTION:
Initial value attributable to Interest being   $    50,000             $  50,000
repurchased
Preferred Return (3 months)                    $    733.75             $  733.75
Catch-Up (3 months)                                          $ 37.50   $   37.50
Remaining Profits ($728.75)(4)
   Member Allocation (95%)                     $    692.31             $  692.31
   Special Member Allocation (5%)                            $ 36.44   $   36.44
Ending Value                                   $ 51,426.06   $ 73.94   $  51,500

Total Repurchase Proceeds/Incentive
Allocation                                     $159,031.39   $468.61   $ 159,500

-----------------------
(3) The Remaining Profits is the difference between $8,000 (the 8% appreciation on the January 1st capital contribution being repurchased by the Fund) and $3,106.60 (the Preferred Return plus the Catch-Up).

(4) The Remaining Profits is the difference between $1,500 (the 3% appreciation on that part of the April 1st capital contribution being repurchased by the Fund), and $771.25 (the Preferred Return plus the Catch-Up).

The value of the Member's remaining Interest after the repurchase by the Fund is $51,500 (the difference between $103,000 (value of the April 1st capital contribution on the repurchase date), less the repurchase amount taken from that capital contribution of $51,500). This Example 5 does not reflect the deduction of the 1.5% Repurchase Fee that is charged on an Interest repurchased at any time prior to the day immediately preceding the one-year anniversary of a Member's purchase of its Interest (or subscription of additional capital to the Interest).

                                   APPENDIX B

                PERFORMANCE INFORMATION OF THE INVESTMENT MANAGER

The following charts present performance information for MSF I Onshore, MSF II Onshore, MSF I Offshore, and MSF II Offshore (the "JPM Funds"). The JPM Funds are advised by J.P. Morgan Alternative Asset Management, Inc., the Fund's Investment Manager, and each has an investment objective and strategy that is substantially similar to the Fund's investment objective and strategy. Performance of the JPM Funds is provided solely to demonstrate J.P. Morgan Alternative Asset Management, Inc.'s ability to manage using a substantially similar strategy. Certain of the JPM Funds may be closed to new investors.

This performance information is current as of March 31, 2004. For more recent performance information, please call (212) 837-1432.

ANY INVESTMENT DECISION SHOULD BE MADE BASED SOLELY UPON THE INFORMATION CONTAINED IN THE FUND'S REGISTRATION STATEMENT, AND THE INFORMATION CONTAINED IN THIS APPENDIX B TO THE REGISTRATION STATEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH SUCH REGISTRATION STATEMENT.

With respect to the attached charts, the following explanatory definitions apply as noted:

      (1) Standard Deviation is a statistical measure of volatility that, in this case, measures the extent to which the rates of return of the applicable fund or index vary over the time period shown. The higher the standard deviation, the higher the volatility.

      (2) Correlation is a measure of association between two variables that, in this case, measures how the rates of return of a fund and the applicable index change, relative to each other. If the fund and the index tend to move up or down together, they are said to be positively correlated. If they tend to move in opposite directions, they are said to be negatively correlated. Correlations range from -1 to 1, with -1 being a perfect negative correlation, 0 being no correlation, and 1 being a perfect positive correlation.

      (3) R-squared reflects the portion of a fund's performance movements that can be explained by movements in the applicable index. Values for R-squared range from 0 to 1. An R-squared of 1 means that all movements of a fund are completely explained by movements in the index. An R-squared close to 0 indicates that very few of the fund's movements are explained by movements in the index.

      (4) Sharpe Ratio is a measure of risk-adjusted return on investment. It is calculated by subtracting a risk-free rate of return (in this case, the Salomon Smith Barney 1 Month Treasury Bill rate annualized over the time period shown) from the annualized return of the applicable fund or index and dividing the resulting number by the standard deviation of the applicable fund or index. The higher the sharpe ratio, the better the historical risk-adjusted return.

      (5) The Standard and Poor's 500 Index is a capitalization-weighted index of 500 stocks, representing all major industries and designed to measure performance of the broad domestic economy.

      (6) The Morgan Stanley Capital International (MSCI) World Index is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance. As of December 2003, the MSCI World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

      (7) The JP Morgan Global Government Bond Index, which was first launched in 1989, tracks the total returns for liquid, fixed rate government issues. The index consists of issues from 13 international bond markets and its constituents have remained unchanged over time.

      (8) The Lehman Aggregate Bond Index is a broad bond index comprised of government, corporate, mortgage and asset-backed issues. All issues in the index are fixed-rate debt issues, rated investment grade or higher, and have at least one year to maturity.

PERFORMANCE OF MSF I ONSHORE*

      APRIL 1, 1997 (INCEPTION OF MSF I ONSHORE) TO MARCH 31, 2004

                                                            JP MORGAN           LEHMAN
                         MSF I    S&P 500   MSCI WORLD  GLOBAL GOVERNMENT   AGGREGATE BOND
                        ONSHORE  INDEX (5)   INDEX (6)    BOND INDEX (7)      INDEX (8)
                        -------  ---------  ----------  -----------------   --------------
RISK/RETURN

ANNUALIZED RETURN**      10.23%    7.42%       5.10%           7.27%             7.83%

STANDARD DEVIATION (1)    4.79%   17.62%      16.51%           6.77%             3.61%

CORRELATION (2)             --     0.16        0.19           -0.23              0.02

R(2)(3)                     --     0.02        0.04            0.06              0.00

SHARPE RATIO (4)          1.39     0.22        0.09            0.55              1.19

SINCE THE INCEPTION OF MSF I ONSHORE:

MSF I Onshore Down 15 months out of 84
S&P 500 Index Down 36 months out of 84        MSF I Onshore down 5 months when the S&P 500 Index was down
MSCI World Index Down 35 months out of 84     MSF I Onshore down 5 months when the MSCI World Index was down

---------------------
* MSF I Onshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF I Onshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF I Onshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF I Onshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF I ONSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

** The Annualized Return of MSF I Onshore is net of all management fees, incentive allocations and expenses. The incentive allocation, fees and expenses of the Fund are expected to be higher than those of MSF I Onshore. If the expected additional incentive allocation, fees and expenses of the Fund were deducted from the Annualized Return of MSF I Onshore, the Annualized Return of MSF I Onshore would be lower than reflected in the above table.

PERFORMANCE OF MSF II ONSHORE*

      OCTOBER 1, 2001 (INCEPTION OF MSF II ONSHORE) TO MARCH 31, 2004

                                                                    JP MORGAN           LEHMAN
                                         S&P 500    MSCI WORLD  GLOBAL GOVERNMENT   AGGREGATE BOND
                         MSF II ONSHORE  INDEX(5)    INDEX(6)     BOND INDEX (7)      INDEX (8)
                         --------------  --------   ----------  -----------------   --------------
RISK/RETURN

ANNUALIZED RETURN**          5.60%         4.95%      7.15%           12.74%            6.80%

STANDARD DEVIATION (1)       1.94%        16.67%     16.02%            7.67%            4.44%

CORRELATION (2)                --          0.22       0.28             0.26             0.31

R(2) (3)                       --          0.05       0.08             0.07             0.10

SHARPE RATIO (4)             2.18          0.21       0.36             1.48             1.22

SINCE THE INCEPTION OF MSF II ONSHORE:

MSF II Onshore Down 5 months out of 30
S&P 500 Index Down 12 months out of 30         MSF II Onshore down 2 months when the S&P 500 Index was down
MSCI World Index Down 11 months out of 30      MSF II Onshore down 2 months when the MSCI World Index was down

-------------------------
* MSF II Onshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF II Onshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF II Onshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF II Onshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF II ONSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

** The Annualized Return of MSF II Onshore is net of all management fees, incentive allocations and expenses. The fees and expenses of the Fund are expected to be higher than those of MSF II Onshore. If the expected additional fees and expenses of the Fund were deducted from the Annualized Return of MSF II Onshore, the Annualized Return MSF II Onshore would be lower than reflected in the above table.

PERFORMANCE OF MSF I OFFSHORE*

APRIL 1, 1995 (INCEPTION OF MSF I OFFSHORE) TO MARCH 31, 2004

                                                                     JP MORGAN GLOBAL       LEHMAN
                          MSF I OFFSHORE     S&P 500    MSCI WORLD   GOVERNMENT BOND       AGGREGATE
                        (EXISTING SHARES)   INDEX (5)   INDEX (6)        INDEX (7)      BOND INDEX (8)
                        -----------------   ---------   ----------   ----------------   --------------
RISK/RETURN

ANNUALIZED RETURN**           12.63%          11.26%       7.14%           6.61%              7.82%

STANDARD DEVIATION (1)         4.12%          16.30%      15.04%           6.37%              3.75%

CORRELATION (2)                  --            0.16        0.17           -0.19               0.10

R(2) (3)                         --            0.02        0.03            0.04               0.01

SHARPE RATIO (4)               2.12            0.45        0.22            0.43               1.05

SINCE THE INCEPTION OF MSF I OFFSHORE:

MSF I Offshore (Existing Shares) Down 15
months out of 108
S&P 500 Index Down 41 months out of 108        MSF I Offshore (Existing Shares) down 4 months when the S&P 500 Index was down
MSCI World Index Down 41 months out of 108     MSF I Offshore (Existing Shares) down 5 months when the MSCI World Index was down

-------------------------
* MSF I Offshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF I Offshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF I Offshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF I Offshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF I OFFSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

** The Annualized Return of MSF I Offshore is based on the "Existing Shares" series of shares and is net of all management fees, incentive fees and expenses. The incentive allocation, fees and expenses of the Fund are expected to be higher than the equivalent fees and expenses incurred by MSF I Offshore (Existing Shares). If the expected additional incentive allocation, fees and expenses to be incurred by the Fund were deducted from the Annualized Return of MSF I Offshore (Existing Shares), the Annualized Return of MSF I Offshore (Existing Shares) would be lower than reflected in the above table.

PERFORMANCE OF MSF II OFFSHORE*

OCTOBER 1, 2001 (INCEPTION OF MSF II OFFSHORE) TO MARCH 31, 2004

                                                                        JP MORGAN        LEHMAN AGGREGATE
                          MSF II OFFSHORE    S&P 500   MSCI WORLD   GLOBAL GOVERNMENT          BOND
                             (SERIES A)     INDEX (5)  INDEX (6)      BOND INDEX (7)        INDEX (8)
                          ---------------   ---------  ----------   -----------------    ----------------
RISK/RETURN

ANNUALIZED RETURN**            5.35%           4.95%      7.15%          12.74%               6.80%

STANDARD DEVIATION (1)         1.71%          16.67%     16.02%           7.67%               4.44%

CORRELATION (2)                  --           -0.02       0.04            0.32                0.40

R(2) (3)                         --            0.00       0.00            0.10                0.16

SHARPE RATIO (4)               2.33            0.21       0.36            1.48                1.22

SINCE THE INCEPTION OF MSF II OFFSHORE:

MSF II Offshore (Series A) Down 6 months out of 30
S&P 500 Index Down 12 months out of 30               MSF II Offshore (Series A) down 2 months when the S&P 500 Index was down
MSCI World Index Down 11 months out of 30            MSF II Offshore (Series A) down 2 months when the MSCI World Index was down

----------------------------
* MSF II Offshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF II Offshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF II Offshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF II Offshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by, the Portfolio Managers. PERFORMANCE OF MSF II OFFSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

** The Annualized Return of MSF II Offshore (Series A) is net of all management fees, incentive fees and expenses. The fees and expenses of the Fund are expected to be higher than those incurred by MSF II Offshore (Series A). If the expected additional fees and expenses to be incurred by the Fund were deducted from the Annualized Return of MSF II Offshore (Series A), the Annualized Return of MSF II Offshore (Series A) would be lower than reflected in the above table.

MSF I ONSHORE AND MSF II ONSHORE MONTHLY PERFORMANCE

                                 MSF I ONSHORE*                                            MSF II ONSHORE**
---------------------------------------------------------------------------------   -----------------------------
                     1997    1998    1999    2000    2001    2002    2003   2004     2001    2002    2003   2004
                    ------  ------  ------  ------  ------  ------  ------  -----   ------  ------  ------  -----
   JANUARY                  -1.38%   1.40%   1.27%   0.62%   0.44%   0.73%  0.85%            0.20%   0.83%  0.71%
   FEBRUARY                  1.30%   1.32%   3.41%   2.60%  -0.13%   0.39%  0.70%            0.09%   0.38%  0.69%
   MARCH                     3.04%   2.20%   0.16%   1.44%  -0.72%   0.38%  0.29%           -0.83%   0.35%  0.04%
   APRIL             0.28%   1.21%   3.16%   0.34%  -1.05%   1.28%   1.53%                   0.92%   0.97%
   MAY               1.59%  -0.39%   0.94%   1.49%   0.86%   0.26%   1.49%                   0.27%   1.20%
   JUNE              0.79%  -0.81%   3.09%   0.55%   0.38%  -0.60%   0.94%                  -0.54%   0.78%
   JULY              3.19%   0.61%   0.26%   1.49%   0.35%  -0.45%  -0.19%                  -0.66%  -0.01%
   AUGUST            0.17%  -5.06%   0.67%   1.56%   0.97%   0.30%   1.04%                   0.39%   1.14%
   SEPTEMBER         2.73%  -2.51%   0.92%   1.97%   0.61%   0.81%   1.34%                   0.36%   1.01%
   OCTOBER           0.09%  -3.26%   1.37%   1.19%   0.25%  -0.22%   0.93%          0.21%   -0.20%   1.08%
   NOVEMBER          1.56%   1.27%   3.38%   1.37%  -0.20%  -0.14%   0.60%          0.56%    0.16%   0.45%
   DECEMBER          2.59%   0.64%   4.74%   1.74%   1.21%   1.38%   1.47%          0.62%    1.13%   1.41%
                    -----   -----   -----   -----    ----    ----   -----   ----    ----     ----   -----   ----
ANNUAL RETURNS***   13.33%  -5.47%  25.50%  17.31%   8.29%   2.22%  11.17%  1.86%   1.40%    1.28%  10.00%  1.44%
                    =====   =====   =====   =====    ====    ====   =====   ====    ====     ====   =====   ====

* MSF I Onshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF I Onshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF I Onshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF I Onshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF I ONSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

** MSF II Onshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF II Onshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF II Onshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF II Onshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF II ONSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

*** Full-year Annual Returns for MSF I Onshore and all monthly returns and Annual Returns for MSF II Onshore are net of all management fees, incentive allocations and expenses. Monthly returns and the 2004 year-to-date Annual Return for MSF I Onshore are net of all management fees and expenses, but not the incentive allocation. The incentive allocation, fees and expenses of the Fund are expected to be higher than those that were incurred by MSF I Onshore, and the fees and expenses of the Fund are expected to be higher than those that were incurred by MSF II Onshore. If the expected incentive allocation, fees and expenses of the Fund were deducted from the returns of MSF I Onshore and MSF II Onshore, their returns would be lower than reflected in the above table.

MSF I OFFSHORE AND MSF II OFFSHORE MONTHLY PERFORMANCE

                                         MSF I OFFSHORE*                                                 MSF II OFFSHORE**
                                        (EXISTING SHARES)                                                    (SERIES A)
--------------------------------------------------------------------------------------------------  ----------------------------
                     1995    1996    1997     1998    1999    2000    2001    2002    2003   2004   2001     2002    2003   2004
                    ------  ------  ------   ------  ------  ------  ------  ------  ------  -----  -----   ------  ------  ----
JANUARY                      3.55%   2.59%   -0.89%   1.76%   1.34%   0.95%   0.47%   1.00%  0.99%           0.21%   0.92%  1.16%
FEBRUARY                     0.86%   0.95%    1.51%   1.41%   3.14%   2.52%   0.05%   0.31%  0.89%           0.25%   0.24%  0.68%
MARCH                        0.63%   0.43%    3.39%   2.00%   0.10%   1.47%  -0.60%   0.28%  0.36%          -0.40%   0.19%  0.07%
APRIL                1.71%   1.63%   0.07%    0.93%   2.72%   0.61%  -0.78%   1.46%   1.35%                  0.90%   0.61%
MAY                  1.92%   2.41%   1.32%    0.46%   1.29%   1.76%   0.90%   0.57%   1.52%                  0.36%   1.14%
JUNE                -0.14%   1.12%   1.11%   -0.01%   2.57%   0.80%   0.25%  -0.43%   0.93%                 -0.23%   0.50%
JULY                 0.86%   0.58%   3.38%    0.63%   0.50%   1.45%   0.32%  -0.43%  -0.56%                 -0.24%  -0.12%
AUGUST               1.63%   0.58%   0.31%   -3.64%   0.58%   1.38%   1.02%   0.27%   0.88%                  0.28%   0.95%
SEPTEMBER            0.93%   0.46%   3.27%   -2.48%   0.85%   1.79%   0.76%   0.81%   1.56%                  0.45%   0.79%
OCTOBER             -0.81%   2.17%   1.26%   -2.24%   1.05%   1.24%   0.03%  -0.10%   0.73%         0.33%   -0.36%   0.97%
NOVEMBER             1.21%   2.28%   1.11%    1.30%   3.20%   1.63%  -0.17%  -0.15%   0.75%         0.28%   -0.19%   0.14%
DECEMBER             3.18%   1.21%   2.20%    0.99%   4.72%   1.61%   1.42%   1.86%   1.13%         0.84%    1.41%   0.97%
                    -----   -----   -----    -----   -----   -----   -----   -----   -----   ----   ----    -----   -----   ----
ANNUAL RETURNS***   10.93%  18.38%  18.99%   -0.27%  24.55%  17.67%   9.02%   3.82%  10.32%  2.26%  1.47%    2.46%   7.53%  1.91%
                    =====   =====   =====    =====   =====   =====   =====   =====   =====   ====   ====    =====   =====   ====

* MSF I Offshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF I Offshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF I Offshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF I Offshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF I OFFSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

** MSF II Offshore is a fund of hedge funds managed by J.P. Morgan Alternative Asset Management, Inc., the Investment Manager of the Fund, and has an investment objective and strategy substantially similar to that of the Fund. Its performance should not be considered a substitute for the Fund's performance. MSF II Offshore is not registered as an investment company under the 1940 Act and, therefore, is not subject to certain investment restrictions under the Act. If MSF II Offshore had been registered under the 1940 Act, its performance might have been adversely affected. The investment portfolios of MSF II Offshore and the Fund may differ in significant respects, including, among other things, the Portfolio Managers utilized, the size of allocations made to the Portfolio Managers, and the type of investment strategies employed by the Portfolio Managers. PERFORMANCE OF MSF II OFFSHORE SHOULD NOT BE CONSIDERED INDICATIVE OF THE PAST OR FUTURE PERFORMANCE OF THE FUND.

*** Full-year Annual Returns for MSF I Offshore (Existing Shares) and all monthly returns and Annual Returns for MSF II Offshore (Series A) are net of all management fees, incentive fees and expenses. Monthly returns and the 2004 year-to-date Annual Return for MSF I Offshore (Existing Shares) are net of all management fees and expenses, but not the incentive fee. The incentive allocation, fees and expenses of the Fund are expected to be higher than the equivalent fees and expenses that were incurred by MSF I Offshore (Existing Shares), and the fees and expenses of the Fund are expected to be higher than those incurred by MSF II Offshore (Series A). If the expected additional incentive allocation, fees and expenses to be incurred by the Fund were deducted from the returns of MSF I Offshore and MSF II Offshore, their returns would be lower than reflected in the above table.